                                CREDIT AGREEMENT


     AGREEMENT dated as of March 28, 1996 by and among CIBC INC. ("CIBC"), SUNTRUST BANK, CENTRAL FLORIDA, N.A. ("SunTrust") and the various other financial institutions which are now, or in accordance with ARTICLE XII hereafter become, parties hereto by execution of the signature pages to this Agreement or otherwise (collectively with CIBC and SunTrust, the "Lenders", and each individually as a "Lender"); CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY ("Canadian Imperial-New York"), in its capacity as administrative agent for the Lenders (in such capacity. together with its successors and assigns in such capacity, the "Administrative Agent"); SunTrust, in its capacity as co-agent for the Lenders(in such capacity, the "Co-Agent", and, together with the Administrative Agent, the "Agents"); MASADA SECURITY, INC., a Delaware corporation (the "Borrower"); and, by joinder hereto solely in connection with the provisions of SECTION 1.17, CANADIAN IMPERIAL BANK OF COMMERCE (the "Issuing Bank"). Capitalized terms used in this Agreement without definition have the meanings assigned to them in ARTICLE XIII.


                                    RECITALS

     1. The Borrower and Kristynik Security Systems, Inc., a Texas corporation which is the Borrower's sole Subsidiary (the "Austin Subsidiary"), own and operate certain security monitoring assets in markets located in the States of Alabama, California, Florida, Georgia, Louisiana, Maryland, Oklahoma, Texas and Virginia, and the District of Columbia.

     2. The Borrower desires to obtain funds from the Lenders which are to be applied: (a) to repay in full existing indebtedness of the Borrower in the aggregate amount of up to $16,000,000; (b) to finance the acquisition of certain security monitoring assets from InterCap Funds Joint Venture and its Affiliates (the InterCap Acquisition") and Secure America, Inc. (the "Secure America Acquisition"); (c) to pay Closing Costs in connection with such Acquisitions and the transactions contemplated by this Agreement; (d) to make certain additional Acquisitions as permitted by the terms of this Agreement;
(e) to make Capital Expenditures; and (f) for working capital purposes.

     3. The Lenders require that the Borrower secure its obligations to the Lenders hereunder by granting to the Administrative Agent on behalf of the Lenders a valid, perfected, first priority lien on and security interest in all of the assets of the Borrower.

     4. The Lenders desire that each of Masada Security Holdings, Inc., a Delaware corporation which wholly owns the outstanding capital stock of the Borrower (the "Parent"), and the Austin Subsidiary each guarantee the Borrower's obligations to the Lenders hereunder and secure such guaranties with, in the case of the Parent, a pledge of such capital stock of the Borrower and, in the case of the Austin Subsidiary, a pledge of the outstanding capital stock of the Austin Subsidiary and



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a valid, perfected, first priority lien on and security interest in all of the assets of the Austin Subsidiary.

     5. The Lenders are willing to provide such funds, subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of:

I. GENERAL TERMS

      SECTION 1.01. REVOLVING CREDIT LOANS.

     (A) REVOLVING LOANS; LENDERS' COMMITMENTS. Each Lender, severally and not jointly, agrees that, at the request of the Borrower and upon the terms and subject to the conditions hereafter set forth, it will, from time to time from the date hereof to the Expiration Date (as hereinafter defined) make revolving loans to the Borrower (each a "Revolving Loan" or an "Advance" and together the "Revolving Loans" or the "Advances") in the maximum principal amount at any one time outstanding set forth opposite each Lender's name on SCHEDULE 1.01(A) hereto (each of such amounts, as reduced from time to time pursuant to the terms of this Agreement, being such Lender's "Commitment" and together for all of the Lenders, the aggregate "Commitments"). The Revolving Loans shall be made to the Borrower pro rata by each Lender in accordance with each Commitment.

     (B) REPAYMENT AT EXPIRATION DATE. During any time prior to September 30, 1997 (the "Expiration Date"), the Borrower may from time to time hereunder, borrow, repay and reborrow ratably from each Lender up to the amount of such Lender's Commitment (as from time to time reduced or restricted by the terms of this Agreement). The outstanding balance of the Revolving Loans shall be due and payable in full on the Expiration Date. The period from the date of this Agreement to the Expiration Date shall be referred to herein as the "Revolving Credit Period".

     (C) LIMITATIONS ON ADVANCES. Notwithstanding any provision of this Agreement to the contrary, the availability of the Revolving Loans hereunder shall be subject to the following limitations:

           (i) The aggregate principal amount of the Revolving Loans outstanding and the face amount of all outstanding Letters of Credit (as hereinafter defined) shall not at any time exceed an amount equal to the product of the Borrower's Recurring Monthly Revenue for the month immediately preceding the date of any proposed borrowing hereunder (after giving effect for the purposes of such calculation to the Recurring Monthly Revenue of any Permitted Acquisition proposed to be effected by the proceeds of such Revolving Loans) multiplied by the number 22 (with such product referred to herein as the "RMR Borrowing Ceiling"). Each Request for Advance shall certify that the conditions of this SECTION 1.01(C)(I) have been complied with and shall demonstrate such compliance in reasonable detail.


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           (ii) All Advances which are to be applied to any proposed
      acquisition by the Borrower (each an "Acquisition Advance") of the assets or ownership interests in any Person in the Security Alarm Services Business (each an "Acquisition") shall be subject to the following limitations and shall be in compliance with the following conditions: (A) the proceeds of each Acquisition Advance shall be used solely for the purpose of effecting a Permitted Acquisition; and (B) after giving effect to the proposed Acquisition, the Aggregate Purchase Prices shall not exceed $25,000,000.

     SECTION 1.02. REVOLVING CREDIT NOTES. The borrowings under SECTION 1.01 shall be evidenced by the Borrower's Revolving Credit Notes in the forms attached hereto as SCHEDULES 1.02(A) AND 1.02(B), respectively (each a "Revolving Credit Note" or a "Note" and, collectively with all replacements thereof and substitutions therefor, the "Notes"), payable to the order of each Lender, respectively.

     SECTION 1.03. INTEREST ON THE NOTES.

     (A) INTEREST RATE.  Subject to the terms and conditions set forth in this
SECTION 1.03, the Borrower may elect an interest rate for the outstanding principal balance from time to time of the Notes, or any portion thereof, based on either the Base Rate or the applicable LIBOR Rate and determined as follows:

         (i) the rate for any Base Rate Loan shall be the Base Rate plus 2.25%; and

         (ii) the rate for any LIBOR Loan shall be the applicable LIBOR Rate plus 3.25%.

     (B) INTEREST PAYMENT DATES. Interest on the Loans shall be payable in arrears, without setoff, deduction or counterclaim, as follows:

           (i) Subject to the provisions of SECTION 1.12, interest on each Base Rate Loan shall be due and payable on the last Business Day of each month, commencing March 31, 1996, and at maturity, whether by reason of acceleration, prepayment, payment or otherwise, provided that interest accrued on any Base Rate Loan which is converted to a LIBOR Loan shall be paid on the last Business Day of the month following the date of such conversion (or, if accrued on a Base Rate Loan which is so converted on the last Business Day of a month, on such Business Day). The interest rate on Base Rate Loans shall change on the date of any change in the applicable Base Rate.

           (ii) Interest on each LIBOR Loan shall be due and payable on the last day of the Interest Period applicable to such Loan and, if such Interest Period exceeds three (3) months, on the last day of every third month following the first day of such Interest Period until and at maturity, whether by reason of acceleration, prepayment, payment or otherwise.


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     (C) COMPUTATIONS.  Interest on Base Rate Loans shall be computed on the basis of the actual number of days elapsed over a 365-day year. Interest on LIBOR Loans shall be computed on the basis of the actual number of days elapsed over a 360-day year.

     (D) EFFECT OF DEFAULTS, ETC.

           (i) During the existence of any Event of Default, the outstanding principal under the Notes and, to the extent permitted by applicable law, overdue interest, fees or other amounts payable hereunder or under the other Transaction Documents shall bear interest, from and including the date such Event of Default occurred until such Event of Default is waived, at a rate per annum (computed on the basis of the actual number of days elapsed over a 365-day year) equal to (a) 4.25% above the Base Rate, with respect to Base Rate Loans and overdue interest, fees and other expenses, or (b) 5.25% above the applicable LIBOR Rate, with respect to LIBOR Loans.

           (ii) Nothing in this SECTION 1.03(D) shall affect the rights of the Agents or the Lenders to exercise any rights or remedies under the Transaction Documents or applicable law arising upon the occurrence of an Event of Default.

     SECTION 1.04. REQUESTS FOR ADVANCES; TYPES OF LOANS.

     (A) REQUESTS FOR ADVANCES. The Borrower shall provide to the Administrative Agent a written Request for Advances in connection with the disbursement of the proceeds of any Loans hereunder not later than 11:00 A.M. (New York time) on the Business Day (or, if any portion of such Loans are LIBOR Loans, not later than 11:00 A.M. (New York time) on the third Business Day) prior to the date such Loans are to be made, by a written Request for Advances, in the form of SCHEDULE 1.04(A) (each, a " Request for Advances"), signed by a duly authorized representative of the Borrower and indicating (i) the date of such Advances, (ii) whether such Advances shall be Base Rate Loans or LIBOR Loans and, if so, the Interest Period therefor, and (iii) the use of proceeds thereof, to the extent any such proceeds are not being applied to working capital. The Administrative Agent shall promptly notify the Lenders of such Request for Advances and the information contained therein. Such Request for Advances shall be irrevocable and binding on the Borrower.

     (B) CONVERSION TO A DIFFERENT TYPE OF LOAN. The Borrower may elect from time to time to convert any outstanding Advances to Base Rate Loans or LIBOR Loans, as the case may be, provided that (i) with respect to any such conversion of LIBOR Loans to Base Rate Loans, the Borrower shall provide the appropriate Interest Rate Option Notice by 11:00 A.M. (New York time) on the date of such proposed conversion; (ii) with respect to any such conversion of Base Rate Loans to LIBOR Loans, the Borrower shall provide the appropriate Interest Rate Option Notice by 11:00 A.M. (New York time ) at least three Business Days' prior to the date of such proposed conversion; (iii) with respect to any such conversion of LIBOR Loans into Base Rate Loans, such conversion shall only be made on the last day of the related Interest Period;
(iv) no Loans may be converted into LIBOR Loans when any Default has occurred and is continuing; (v) the Borrower shall have no more than five LIBOR Loans outstanding at any time, (vi) any

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conversion of less than all of the outstanding Base Rate Loans into LIBOR Loans shall be in a minimum aggregate principal amount of $500,000 and, if greater, an integral multiple of $100,000; and (vii) any conversion of less than all of the outstanding LIBOR Loans into Base Rate Loans shall be in a minimum aggregate principal amount of $250,000 and, if greater, an integral multiple of $100,000. The Administrative Agent shall promptly notify the Lenders of such Interest Rate Option Notice and the information contained therein.

     (C) CONTINUANCE OF AN INTEREST RATE OPTION. The Borrower may continue any LIBOR Loans as such upon the expiration of the related Interest Period by providing to the Agent (i) an Interest Rate Option Notice in compliance with the notice provisions set forth in SECTION 1.04(B) or (ii) standard written instructions authorizing the automatic continuation of such Loans, which instructions shall be effective until notice to the Administrative Agent by the Borrower revoking the same (such notice to take effect no sooner than three Business Days after receipt by the Administrative Agent); provided that no LIBOR Loans may be continued when any Default has occurred and is continuing, but shall be automatically converted to Base Rate Loans on the last day of the first applicable Interest Period which ends during the continuance of such Default. Base Rate Loans shall be deemed to continue as such until receipt of an Interest Rate Option Notice requesting conversion thereof to LIBOR Loans.

     (D) FORM OF NOTICE. Each Interest Rate Option Notice shall be substantially in the form of SCHEDULE 1.04(D) and shall specify: (i) the aggregate principal amount of Loans to be continued or converted; (ii) the proposed date thereof; (iii) the Interest Period for such LIBOR Loans; and (iv) whether such Loans shall be LIBOR Loans or Base Rate Loans.

     SECTION 1.05. LOAN DISBURSEMENTS. The Loans shall be made by the Lenders pro rata as provided in SECTION 1.15. Not later than 12:00 noon (New York time), in the case of LIBOR Loans, or 2:00 P.M. (New York time), in the case of Base Rate Loans, on the date specified for any Loans, each Lender shall make available to the Administrative Agent the portion of the Loans to be made by it on such date, in immediately available funds, for the account of the Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same in immediately available funds in the appropriate account or accounts of the Borrower and by disbursing such funds as indicated in writing in the related Request for Advances.

     SECTION 1.06. PREPAYMENTS.

     (A) VOLUNTARY PREPAYMENTS OF LOANS. The Borrower may prepay the Loans at any time in whole or in part, from time to time, subject to the requirements of
SECTION 1.06(B), including any indemnification payments due in accordance with
SECTION 1.12 in respect of LIBOR Loans so prepaid.

     (B) PREPAYMENT REQUIREMENTS. All voluntary prepayments of the Loans hereunder shall be made upon not less than two (2) Business Days' prior written notice to the Administrative Agent, provided that (i) any such prepayment shall be in an aggregate principal amount equal to either (A) the then outstanding principal amount of the Loans or (B) an amount

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that is $500,000 or a greater amount which is an integral multiple thereof, and
(ii) any such payment shall be accompanied by any indemnification payments due in accordance with SECTION 1.12 in respect of any Loans so prepaid. Each notice of prepayment shall specify the prepayment date and the aggregate principal amount of the Loans to be prepaid.

     (C) APPLICATIONS OF PREPAYMENTS.  All prepayments of the Notes under this
SECTION 1.06 shall be made without set-off, deduction or counterclaim, shall (unless otherwise determined by the Lenders) be applied to the Lenders' Notes pro rata as provided in SECTION 1.15 and, unless otherwise specified in this
SECTION 1.06, shall be applied first to unpaid fees and interest due and payable under this Agreement or the Notes and then to pay principal of the Notes, provided that applications of prepayments to principal shall be made first to Base Rate Loans and then to LIBOR Loans.

     SECTION 1.07. TERMINATION OR REDUCTION OF COMMITMENT BY BORROWER. At any time and from time to time prior to the Expiration Date, upon at least three
(3) Business Days written notice to the Administrative Agent and without premium or penalty, the Borrower may permanently terminate or permanently reduce the Commitments. Any such reduction shall be in an amount of not less than $100,000 or such lesser amount as equals the then unused aggregate amount of the Commitments. Simultaneously with any such termination or reduction of the Commitment, the Borrower shall (a) prepay the outstanding principal balance of the Notes in full or in such amount, if any, as is necessary to bring the principal amount thereof within the limits of the aggregate Commitments, as so reduced, and (b) pay to the Administrative Agent, for the ratable benefit of the Lenders, any then accrued but unpaid Commitment Fee on the terminated Commitments or on the portion of the Commitments terminated pursuant to any reduction thereof, together with any indemnification payments due in accordance with SECTION 1.12.

     SECTION 1.08. FEES.

     (A) COMMITMENT FEE. The Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, a non-refundable fee (the "Commitment Fee") on the aggregate daily unused portion of the aggregate Commitments (whether or not available under SECTION 1.01(C)) from the Closing Date to and including the Expiration Date, at the rate of one-half of one percent (1/2%) (computed on the basis of the actual number of days elapsed over a 365-day year), payable quarterly on each March 31, June 30, September 30 and December 31 (the "Quarterly Dates") of each year, without setoff, deduction or counterclaim, with a final payment on the earliest to occur of (i) the Expiration Date, (ii) the termination of the Commitments or (iii) the maturity of the Notes, whether by payment, prepayment, acceleration or otherwise (such earliest date being referred to as the "Maturity Date").

     (B) FACILITY FEES. The Borrower shall pay each of the Lenders a non-refundable facility fee in the respective amount specified in the applicable Facility Fee Letter (together, the "Facility Fees").

     (C) FINANCING FEE. If the Commitments shall not have been terminated and all amounts outstanding under the Notes, this Agreement and the other Transaction Documents paid in

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full in cash (the date as of which such events shall have occurred being referred to herein as the "Payment Date") by September 30, 1996, then the Borrower shall pay the Administrative Agent, for the ratable benefit of the Lenders, a non-refundable financing fee (the "Financing Fee" and, together with the Commitment Fee and the Facility Fees, the "Fees") equal to (i) the number of days following the Closing Date through and including the Payment Date, (ii) minus 180, (iii) multiplied by .0275%, (iv) multiplied by the average aggregate Commitments since the Closing Date, payable on the Maturity Date, with respect to the Financing Fee accrued through such date, and, if applicable, on the Payment Date.

     (D) AGENCY FEE. The Borrower shall pay the Administrative Agent a non-refundable agency fee in the amount specified in the Fee Letter to which it is a party.

     SECTION 1.09. REQUIREMENTS OF LAW.

     (a) In the event that any Regulatory Change shall:

         (i) change the basis of taxation of any amounts payable to any Lender under this Agreement or the Notes in respect of any Loans, including without limitation LIBOR Loans (other than taxes imposed on the overall net income of such Lender);

         (ii) impose or modify any reserve, compulsory loan assessment, special deposit or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any office of such Lender (including any of such Loans or any deposits referred to in the definition of "LIBOR Base Rate" in ARTICLE XIII); or

         (iii) impose any other conditions affecting this Agreement in respect of Loans, including without limitation LIBOR Loans (or any of such extensions of credit, assets, deposits or liabilities);

and the result of any of the foregoing shall be to increase such Lender's costs of making or maintaining any Loans, including without limitation LIBOR Loans or any Commitment, or to reduce any amount receivable by such Lender hereunder in respect of any of its LIBOR Loans or any Commitment, in each case only to the extent that such additional amounts are not included in the LIBOR Base Rate or Base Rate applicable to such Loans, then the Borrower shall pay on demand to such Lender, through the Administrative Agent, and from time to time as specified by such Lender, such additional amounts as such Lender shall reasonably determine are sufficient to compensate such Lender for such increased cost or reduced amount receivable.

     (b) If at any time after the date of this Agreement any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Lending Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption or implementation of any Regulatory Change regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or

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administration thereof (whether or not having the force of law), has or will have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of the existence of its obligations hereunder to a level below that which such Lender or its holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time following written notice by such Lender to the Borrower as provided in paragraph (b) of this subsection, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender, through the Administrative Agent, such additional amount or amounts as such Lender shall reasonably determine will compensate such Lender or such corporation, as the case may be, for such reduction, provided that to the extent that any or all of the Borrower's liability under this Section arises following the date of the adoption of any such Regulatory Change (the "Effective Date"), such compensation shall be payable only with respect to that portion of such liability arising after notice of such Regulatory Change is given by such Lender to the Borrower (unless such notice is given within sixty (60) days after the Effective Date, in which case such compensation shall be payable in full).

     (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail the computation of any additional amounts payable pursuant to this Section submitted by such Lender to the Borrower shall be delivered to the Borrower and the other Lenders promptly after the initial incurrence of such additional amounts and shall be conclusive in the absence of manifest error. The covenants contained in this Section shall survive the termination of this Agreement and the payment of the outstanding Notes. No failure on the part of any Lender to demand compensation under paragraph (a) or (b) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation thereunder.

     SECTION 1.10. LIMITATIONS ON LIBOR LOANS; ILLEGALITY.

     (a) Anything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any LIBOR Loans for any applicable Interest Period, the Administrative Agent shall determine (which determination shall be conclusive absent manifest error) that:

         (i) by reason of any event affecting United States money markets or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement; or

         (ii) the rates of interest referred to in the definition of "LIBOR Base Rate" in ARTICLE X, on the basis of which the rate of interest on any LIBOR Loans for such period is

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




    determined, do not accurately reflect the cost to the Lenders of making or maintaining such LIBOR Loans for such period;

then the Administrative Agent shall give the Borrower prompt notice thereof (and shall thereafter give the Borrower prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Lenders shall be under no obligation to make LIBOR Loans or to convert Base Rate Loans into LIBOR Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for any outstanding LIBOR Loans, either prepay such LIBOR Loans in accordance with SECTION 1.01 or convert such Loans into Base Rate Loans in accordance with SECTION 1.04.

     (b) Notwithstanding any other provision herein, if for any reason a Lender shall be unable to make or maintain LIBOR Loans as contemplated by this Agreement, such Lender shall provide prompt written notice to the Borrower and
(i) such Lender's commitment hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Base Rate Loans to LIBOR Loans shall thereupon terminate and (ii) such Lender's Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, and if the reason for such Lender's inability to make or maintain LIBOR Loans as contemplated by this Agreement is a Regulatory Change, then the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to SECTION 1.12.

     SECTION 1.11. TAXES.

     (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (all such taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"); provided, however, that the term "Taxes" shall not include net income taxes, franchise taxes (imposed in lieu of net income taxes) and general intangibles taxes (such as those imposed by the State of Florida) imposed on the Agents or any Lender, as the case may be, as a result of a present or former connection or nexus between the jurisdiction of the government or taxing authority imposing such tax (or any political subdivision or taxing authority thereof or therein) and either Agent or such Lender other than that arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or any of the Collateral Documents. If any Taxes are required to be withheld from any amounts payable to either Agent or any Lender hereunder or under the Notes, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower in respect of this Agreement or the Notes, as promptly as possible thereafter the

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Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by either Agent or any Lender as a result of any such failure. If, after any payment of Taxes by the Borrower under this Section, any part of any Tax paid by either Agent or any Lender is subsequently recovered by such Agent or such Lender, such Agent or such Lender shall reimburse the Borrower to the extent of the amount so recovered. A certificate of an officer of such Agent or such Lender setting forth the amount of such recovery and the basis therefor shall, in the absence of manifest error, be conclusive. The Agents and the Lenders shall use reasonable efforts to notify the Borrower of their attempts, if any, to obtain abatements of any such Taxes and the receipt by the Agents or the Lenders of any funds in connection therewith. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     (b) Each Lender, if any, that is not incorporated under the laws of the United States or a state thereof agrees that prior to the date any payment is required to be made to it hereunder it will deliver to the Borrower and the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Borrower and the Administrative Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (x) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (y) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

     SECTION 1.12. INDEMNIFICATION. The Borrower shall pay to the Administrative Agent, for the account of each Lender, upon the request of such Lender delivered to the Administrative Agent and thereafter delivered by the Administrative Agent to the Borrower, such amount or amounts as shall compensate such Lender for any loss (including, in the case of LIBOR Loans, loss of profit), cost or expense incurred by such Lender (as reasonably determined by such Lender) as a result of:

     (a) any payment or prepayment or conversion of any LIBOR Loan held by such Lender on a date other than the last day of the Interest Period for such LIBOR Loan (including without limitation any such payment, prepayment or conversion required under SECTION 1.04 or 1.06, but excluding any such conversion necessitated other than by a Regulatory Change as contemplated by SECTION 1.10); or

     (b) any failure by the Borrower to borrow, convert into or continue a LIBOR Loan on the date for such borrowing specified in the relevant Request for Advances or Interest Rate Option Notice under SECTION 1.04 or otherwise; such compensation to include, without limitation, an amount equal to: (i) any loss or expense suffered by such Lender during the period from the date of receipt of such early payment or prepayment or the date of such conversion or failure to borrow, convert or continue to the last day of such Interest Period, if the rate of interest obtainable by such Lender upon the redeployment of an amount of funds equal to the LIBOR Loans so paid, prepaid or converted or as to which such failure to borrow, convert or continue applies is less than the rate of interest applicable to such LIBOR Loans for such Interest Period and (ii) any loss or expense suffered by such Lender in liquidating LIBOR deposits prior to maturity which such Lender is unable to redeploy and which correspond to the LIBOR Loans so paid, prepaid or converted or as to which such failure to borrow, convert or continue applies. The determination by each such Lender of the amount of any such loss or expense, when set forth in a written notice delivered to the Administrative Agent (and thereafter delivered by the Administrative Agent to the Borrower), containing such Lender's calculation thereof in reasonable detail, shall be presumed correct in the absence of manifest error.

     SECTION 1.13. PAYMENTS UNDER THE NOTES. All payments and prepayments made by the Borrower of principal of, and interest on, the Notes and other sums and charges payable under this Agreement, including without limitation the Commitment Fee and any payments under SECTIONS 1.09, 1.11 and 1.12, shall be made in immediately available funds to the Administrative Agent (as specified in SECTION 13.03) for the accounts of the Lenders as provided in SECTION 1.15 and otherwise herein, not later than 2:00 P.M. (New York Time), on the date on which such payment shall become due. The failure by the Borrower to make any such payment by such hour shall not constitute a default hereunder so long as payment is received later that day, provided that any such payment made after 2:00 P.M. (New York Time), on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Notes. The Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Administrative Agent the Notes or amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payments in such manner as the Required Lenders may direct or, absent such direction, as it determines to be appropriate, subject to the provisions of
SECTION 1.15). Except as otherwise provided in the definition of "Interest Period" with respect to LIBOR Loans, if any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, such payment shall be deemed due on the next following Business Day and interest shall be payable at the applicable rate specified herein through such extension period. The Administrative Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any deposit account of the Borrower with the Administrative Agent or such Lender, as the case may be. Each payment received by the Administrative Agent under this Agreement or any Note for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender for the Note in respect to which such payment is made.

     SECTION 1.14. SET-OFF, ETC. The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on the Notes held by such Lender or other fees or charges owed to such Lender hereunder which are not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof and (as security for any Indebtedness hereunder) The Borrower hereby grants to the Administrative Agent and the Lenders a continuing security interest in any and all balances, credit, deposits, accounts or moneys of the Borrower maintained with the Agent and any Lender now or hereafter. If a Lender shall obtain payment of any principal, interest or other amounts payable under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or otherwise, it shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Note(s) held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal amounts of and interest on the Note(s) held by each of them. To such end, the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender or any other Person which purchases a participation (or direct interest) in the Note(s) held by any or all of the Lenders (each being hereinafter referred to as a "Participant") may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Participant were a direct holder of Notes in the amount of such participation, provided that the Borrower was notified of such purchase. Nothing contained herein shall be deemed to require any Participant to exercise any such right or shall affect the right of any Participant to exercise, and retain the benefits of exercising, any such right with respect to any indebtedness or obligation of the Borrower, other than the Borrower's indebtedness and obligations under this Agreement.

     SECTION 1.15. PRO RATA TREATMENT; SHARING.

     (a) Except to the extent otherwise provided herein: (i) each borrowing from the Lenders under the Commitments shall be made from the Lenders, each payment of the Commitment Fee and the Letter of Credit Fee under SECTIONS 1.08 and 1.18(B), respectively, shall be made to the Lenders and each participation acquired by the Lenders under SECTION 1.18(D) shall be made by the Lenders pro rata according to the amounts of their respective unused Commitments; (ii) the principal amount of LIBOR Loans made by each Lender shall be determined on a pro rata basis in accordance with its respective Commitment (when making

Loans) or the outstanding principal amounts of the Loans owed to such Lender, (in the case of conversions to or continuations of Loans as LIBOR Loans); (iii) each payment and prepayment of principal of the Notes shall be made to the Lenders pro rata in accordance with the respective unpaid principal amounts of the respective Notes held by the Lenders; (iv) each payment of interest on the Notes shall be made for the accounts of the Lenders and each payment of the Financing Fee and any other sums and charges payable under this Agreement (except for the Facility Fees, which are payable in accordance with the Facility Fee Letters) shall be made to the Lenders pro rata in accordance with the respective unpaid principal amounts of and interest on the Loans made by each of them; (v) each payment under SECTION 1.09, 1.11 or 1.12 shall be made to each Lender in the amount required to be paid to such Lender to adequately indemnify or compensate such Lender for losses suffered or costs incurred by such Lender as provided in such Section; and (vi) each distribution of cash, property, securities or other value received by any Lender, directly or indirectly, in respect of the Borrower's Indebtedness hereunder, whether pursuant to any attachment, garnishment, execution or other proceedings for the collection thereof or pursuant to any bankruptcy, reorganization, liquidation or other similar proceeding, after payment of collection and other expenses as provided herein and in the Collateral Documents (as hereinafter defined), shall be apportioned among the Lenders pro rata in accordance with the respective unpaid principal amounts of and interest on the Notes held by each of them.

     (b) Notwithstanding the foregoing, if any Lender (a "Recovering Party") shall receive any such distribution (a "Recovery") in respect thereof, such Recovering Party shall pay to the Agent for distribution to the Lenders as set forth herein their respective pro rata shares of such Recovery, as set forth herein, unless the Recovering Party is legally required to return any Recovery, in which case each party receiving a portion of such Recovery shall return to the Recovering Party its pro rata share of the sum required to be returned without interest. For purposes of this Agreement, calculations of the amount of the pro rata share of each Lender shall be rounded to the nearest whole dollar.

     (c) The Borrower acknowledges and agrees that, if any Recovering Party shall be obligated to pay to the other Lenders a portion of any Recovery pursuant to SECTION 1.14(B) and shall make such recovery payment, the Borrower shall be deemed to have satisfied their obligations in respect of Indebtedness held by such Recovering Party only to the extent of the Recovery actually retained by such Recovering Party after giving effect to the pro rata payments by such Recovering Party to the other Lenders. The obligations of the Borrower in respect of Indebtedness held by each other Lender shall be deemed to have been satisfied to the extent of the amount of the Recovery distributed to each such other Lender by the Recovering Party.

     SECTION 1.16. NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have been notified in writing by a Lender or the Borrower prior to the date on which such Lender or the Borrower is scheduled to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by it hereunder or (in the case of the Borrower) a payment to the Administrative Agent for the account of any or all of the Lenders hereunder (such payment being herein referred to as a "Required Payment"), which notice shall be effective upon actual receipt, that it does not intend to make such Required

Payment to the Administrative Agent, the Administrative Agent may (but shall not be required to) assume that the Required Payment has been made and may (but shall not be required to), in reliance upon such assumption, make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has or has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, or with respect to payment received by the Borrower, within three (3) Business Days after such receipt repay to the Administrative Agent for the Administrative Agent's own account the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to
(a) the Federal Funds Rate for such day, with respect to interest paid by such Lender, or (b) the applicable rate provided under SECTION 1.03, with respect to interest paid by the Borrower.

     SECTION 1.17. REPLACEMENT OF NOTES. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrower, or in the case of any such mutilation, upon the surrender of such Note for cancellation, the Borrower will execute and deliver, in lieu of such lost, stolen, destroyed, or mutilated Note, a new Note of like tenor.

     SECTION 1.18. LETTERS OF CREDIT. From time to time during the Revolving Credit Period and on the terms and subject to the conditions contained in this Agreement, the Administrative Agent shall cause the Issuing Bank to issue stand-by letters of credit for the account of the Borrower (each a "Letter of Credit" and collectively, the "Letters of Credit") as follows:

     (A) ISSUANCE OF LETTERS OF CREDIT. The obligation of the Issuing Bank to issue any Letter of Credit requested by the Borrower is subject to the following conditions:

           (i) Upon the issuance by the Issuing Bank of a Letter of Credit, the aggregate Commitments shall be reduced by the face amount of such Letter of Credit (with a corresponding ratable reduction of each Lender's Commitment).

           (ii) The Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to the issuance thereof, (A) the Revolving Loans would exceed the aggregate Commitments, (B) the aggregate exposure under all Letters of Credit issued pursuant to this Agreement or otherwise issued by the Issuing Bank for the account of the Borrower would exceed $500,000, or (C) any condition or event exists which, after notice or lapse of time or both, would constitute an Event of Default.

           (iii) Each Letter of Credit and any related documentation shall be in a form and scope and upon terms acceptable to the Issuing Bank, in its sole discretion (collectively with the Letters(s) of Credit issued pursuant hereto, the "Letter of Credit Documents"). The Borrower will furnish to the Issuing Bank on its standard written application (which shall be received by the Issuing Bank not less than three (3) Business Days and not more than ten (10) Business Days prior to the proposed issue date of such Letter of Credit) such information as is required thereby, including the following: (A) the proposed issue date (which must be a Business Day), (B) the expiration date, (C) the name and address of the beneficiary, (D) the face amount of such Letter of Credit, and (E) the purpose and proposed form of such Letter of Credit.

           (iv) Each Letter of Credit must expire on or prior to the earlier to occur of (A) the Expiration Date, or (B) the first anniversary of the date of its issuance.

     (B) LETTER OF CREDIT FEES. The Borrower shall pay the Administrative Agent, for the Issuing Bank's account, a non-refundable letter of credit fee (the "Letter of Credit Fee") in an amount equal to three percent (3%) per annum of the aggregate face amount of all outstanding Letters of Credit. The Letter of Credit Fee shall be payable in advance upon issuance of each Letter of Credit and, thereafter, on each Quarterly Date until the expiration of such Letter of Credit, on which date any pre-paid portion of the Letter of Credit Fee will be refunded to the Borrower. The Administrative Agent will promptly remit to each Lender its share of all payments received by the Issuing Bank or the Administrative Agent in respect of the Letter of Credit Fee. Upon the issuance, or any amendment of, each Letter of Credit, the Borrower shall also pay the Issuing Bank's customary issuance and amendment fees for stand-by letters of credit.

     (C) OBLIGATION OF BORROWER TO REPAY LETTER OF CREDIT DISBURSEMENTS, ETC. The Borrower assumes all risks in connection with the Letters of Credit and the Borrower's obligation to repay any payments made by the Issuing Bank on a draft presented under any Letter of Credit (each a "Letter of Credit Disbursement") shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

           (i) any lack of validity or enforceability of any Letter of Credit;

           (ii) the existence of any claim, setoff, defense or other right which the Borrower or any other person may at any time have against the beneficiary under any Letter of Credit, the Agents, the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement or otherwise;

           (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, provided that payment by the Issuing Bank under such Letter of Credit against presentation of such draft or document shall not have been the result of the gross negligence or willful misconduct of the Issuing Bank; and

           (iv) any other circumstance or event whatsoever, whether or not similar to any of the foregoing, provided that such circumstance or event shall not have been the result of the gross negligence or willful misconduct of the Issuing Bank.

     (D) PARTICIPATION BY LENDERS. The Issuing Bank shall give each Lender prompt notice of its receipt of each application for the issuance of a Letter of Credit and the proposed face amount, beneficiary, purpose and expiration date thereof. By the issuance of a Letter of Credit and without any further action, the Issuing Bank hereby grants to each Lender, and each Lender hereby agrees to acquire from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's pro rata share of the face amount thereof, determined as provided in SECTION 1.15, effective upon the date of issuance. In furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, the amount of such Lender's pro rata share of each Letter of Credit Disbursement. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this SECTION 1.18(D) is absolute and unconditional and shall not be affected by any circumstances whatsoever, and that each payment obligation arising from a Letter of Credit Disbursement shall be made promptly by each Lender to the Administrative Agent without any offset, abatement, withholding or reduction whatsoever.

     (E) PAYMENTS BY LENDERS TO ISSUING BANK; FEE SHARING. Upon notification by the Issuing Bank to the Administrative Agent that a Letter of Credit Disbursement has been made and that the Borrower has failed to meet its reimbursement obligations to the Issuing Bank, the Administrative Agent shall promptly notify the Issuing Bank and each other Lender of the amount of the Letter of Credit Disbursement and, in the case of each Lender, its pro rata share thereof. Each Lender shall pay to the Administrative Agent, not later than 2:00 P.M., New York time, on such date (or, if the Issuing Bank shall elect to defer reimbursement from the Lenders hereunder, such later date as the Issuing Bank shall specify by notice to the Administrative Agent), such Lender's pro rata share of such Letter of Credit Disbursement, which the Administrative Agent shall promptly pay to the Issuing Bank. The Administrative Agent will promptly remit to each Lender its share of any amounts subsequently received by the Issuing Bank or the Administrative Agent from the Borrower in respect of all Letter of Credit Disbursements.


II.  SECURITY; SUBORDINATION; USE OF PROCEEDS

     SECTION 2.01. SECURITY FOR THE NOTES; SUBORDINATION.


     (A) SECURITY. The obligations hereunder and under the Notes shall be secured at all times by:

           (i) a first priority perfected security interest in all presently owned and hereafter acquired tangible and intangible personal property and fixtures of the Borrower, subject only to any prior liens expressly permitted under this Agreement;

           (ii) only to the extent requested by the Required Lenders, first mortgages or deeds of trust on all presently owned and hereafter acquired real property owned by the Borrower, if any, subject only to any prior liens expressly permitted under this Agreement, together with mortgagee's title insurance policies acceptable to the Required Lenders;

           (iii) only to the extent requested by the Required Lenders, first priority perfected collateral assignments of, or leasehold mortgages or deeds of trust in respect of, the Borrower's lease in Birmingham, Alabama and any other leases of real property in which the Borrower may from time to time have an interest, subject only to any prior liens expressly permitted under this Agreement, together with such third party consents, lien waivers and estoppel certificates as the Required Lenders shall reasonably require and, if required by the Required Lenders, mortgagee's title insurance policies acceptable to the Required Lenders;

           (iv) first priority perfected collateral assignments of all other contracts, leases, insurance policies (including the key-person life insurance policies referred to in SECTION 3.01(M)), franchises, management agreements, subscriber agreements, advertising agreements and other licenses, permits, authorizations and agreements as the Required Lenders shall deem necessary to protect the Lenders' interests, together with appropriate third party consents, lien waivers and estoppel certificates; and

           (v) a first priority perfected pledge of all of the presently outstanding and hereafter issued capital stock of the Borrower by the holders thereof and of all capital stock or other equity interests of the Austin Subsidiary and of any other Subsidiary of the Borrower and all warrants, options or other rights to acquire any such interests;

           (vi) the unconditional and unlimited guaranty of the Parent; and

           (vii) the unconditional and unlimited guaranty of the Austin Subsidiary, secured by a first priority perfected security interest in all presently owned and hereafter acquired tangible and intangible personal property and fixtures of the Austin Subsidiary and first mortgages or deeds of trust on real property of the Austin Subsidiary, to the same extent as provided above in connection with the assets and properties of the Borrower.

The Lenders have agreed to waive the requirement that the Borrower grant the security interests and liens referred to above as to its properties in California unless the same shall not have been sold as provided in SECTION 7.03(B) on or before June 30, 1996.

     (B) SUBORDINATION. All Seller Debt, and, to the extent requested by the Required Lenders, all indebtedness of the Borrower to any Affiliate of the Borrower, shall be subordinated to any Indebtedness of the Borrower to the Lenders pursuant to subordination or intercreditor agreements satisfactory in form and substance to the Required Lenders and to the Administrative Agent's counsel.

     (C) RESTRICTED ESCROWS.   Unless the Required Lenders shall otherwise
consent, the Borrower shall, pursuant to irrevocable, binding and enforceable written instructions satisfactory to the Required Lenders, cause each escrow agent holding in excess of $250,000 in escrow on behalf of the Borrower or any of its Subsidiaries in connection with any acquisition (each such escrow being referred to as a "Restricted Escrow") to disburse to the Administrative Agent all such funds as shall be payable to the Borrower or any of its Subsidiaries from time to time from such Restricted Escrow, it being understood and agreed that all future escrows shall be held by the Co-Agent and pledged to the Lenders as expressed in SECTION 2.01(A). The Administrative Agent shall promptly remit all such funds to the Borrower, provided that there shall then exist no Event of Default arising under paragraph (b), (c) or, solely with respect to a breach of

(c) with respect to any such escrows which constitute Restricted Escrows. The Administrative Agent shall promptly remit all such funds to the Borrower, provided that there shall then exist no Event of Default arising under paragraph (b), (c) or, solely with respect to a breach of SECTION 5.05, (d) of
ARTICLE VIII and no condition which would, with notice or the lapse of time or both, result in such an Event of Default, in which case such funds shall be applied as determined by the Required Lenders.

     (D) COLLATERAL DOCUMENTS. All agreements and instruments described or contemplated in this SECTION 2.01, together with any and all other agreements and instruments heretofore or hereafter evidencing or securing the Borrower's indebtedness under the Notes and/or the Borrower's obligations hereunder, subordinating other indebtedness of the Borrower to such indebtedness, or otherwise executed in connection with this Agreement are sometimes hereinafter referred to collectively as the "Collateral Documents" and each individually as a "Collateral Document". The Borrower agrees to take such action as the Administrative Agent may request from time to time in order to cause the Lenders to be secured at all times in the manner described in this SECTION 2.01.

     SECTION 2.02. USE OF PROCEEDS. Subject to the terms and conditions of this Agreement, the proceeds of the Revolving Loans extended hereunder shall be applied as follows:

     (A) AT CLOSING DATE. At the Closing Date (as hereinafter defined), proceeds not in excess of $18,500,000 to:

           (i) the repayment in full of all outstanding indebtedness to State Street Bank and Trust Company and Citizens Savings Bank in the principal amount of $15,860,353, together with any accrued but unpaid interest thereon; and

           (ii) Closing Costs and working capital of the Borrower and its Subsidiaries in an amount not to exceed $2,500,000.

     (B) ON OR AFTER THE CLOSING DATE. On or after the Closing Date, proceeds not in excess of the aggregate available Commitments (and only to the extent permitted by the terms of this Agreement) to:

           (i) Permitted Acquisitions (including Letters of Credit) in an aggregate amount not in excess of $25,000,000;

           (ii) subject to the granting to the Lenders of prior perfected security interests in, and first liens on, all contract rights granted to or obtained by the Borrower with respect thereto, up to $15,000,000 of Safe Choice Costs;

           (iii) Capital Expenditures, to the extent permitted by the terms of this Agreement;

           (iv) the replacement of the existing letter of credit issued by State Street Bank and Trust Company and described in SCHEDULE 7.02;

           (v) Dealer Program Purchases to the extent permitted by the terms of this Agreement; and

           (vi) working capital of the Borrower and its Subsidiaries.

III. CONDITIONS OF MAKING ADVANCES.

     SECTION 3.01. ADVANCES AT CLOSING. The obligation of the Lenders to make Advances at the closing (the "Closing") is subject to the satisfaction of all of the following conditions:

     (A) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties set forth in this Agreement and in the Collateral Documents shall be true and correct on and as of the date hereof and shall be true and correct in all material respects as of the date each such Advance is made, and the Borrower and the other parties to the Collateral Documents shall have performed or observed all obligations which were to have been performed or observed by it or them hereunder or under any applicable Collateral Document, as the case may be.

     (B) CLOSING CERTIFICATE. The Lenders shall have received a certificate, dated as of the date of the Closing (the "Closing Date") and executed by a Financial Officer of the Borrower, satisfactory in form and content to the Lenders, certifying as to the matters set forth in SECTIONS 3.01(A), 3.02(A) and 3.02(B).

     (C) DELIVERY OF TRANSACTION DOCUMENTS. The Lenders shall have received this Agreement, the Notes and all of the Collateral Documents, duly executed and delivered by all parties thereto, and all actions contemplated by the foregoing documents shall have been accomplished to the satisfaction of the Lenders and their counsel. Without limiting the generality of the foregoing, the Borrower shall have executed and delivered to the Lenders and/or the Administrative Agent, as the case may be (or shall have caused to be executed and delivered to the Lenders and/or the Administrative Agent, as the case may be, by the appropriate persons), the following, in each case satisfactory in form, scope and substance to the Lenders and their counsel:

           (i) this Agreement and the Notes;

           (ii) a Pledge and Security Agreement of the Borrower, including the Borrower's pledge to the Lenders of all of the outstanding capital stock of each class and all other equity interests of the Austin Subsidiary;

           (iii) a Security Agreement of the Austin Subsidiary;

           (iv) appropriate UCC-1 financing statements with respect to the security interests granted to the Lenders in all of the assets of the Borrower and the Austin Subsidiary;

           (v) Collateral Assignment of Lease or Leasehold Mortgage or Deed of Trust as to the Borrower's leasehold interest in Birmingham, Alabama (the "Material Lease"), duly recorded over the underlying lease, together with such landlord consents, estoppel certificates, non-disturbance and other agreements as the Administrative Agent shall have reasonably requested;

           (vi) Collateral Assignments of Franchises as to each franchise or dealer right of the Borrower and the Austin Subsidiary with Sonitrol and any other Persons, to which Sonitrol and each other franchisor or distributor granting any such franchise or dealer right shall have consented in writing;

           (vii) an Unlimited Guaranty pursuant to which the Parent shall have guaranteed the payment of the Indebtedness of the Borrower to the Lenders;

           (viii) an Unlimited Guaranty pursuant to which the Austin Subsidiary shall have guaranteed the payment of the Indebtedness of the Borrower to the Lenders;

           (ix) a Pledge Agreement of the Parent pursuant to which the Parent shall have pledged to the Lenders all of the outstanding capital stock of each class and all other equity interests of the Borrower;

           (x) unless the Required Lenders shall otherwise consent, evidence satisfactory to the Required Lenders that each escrow agent holding a Restricted Escrow is required to disburse to the Administrative Agent all such funds as shall be payable to the Borrower or such Subsidiary from time to time from such escrow, subject to the Administrative Agent's obligation to remit such funds to the Borrower to the extent required under SECTION 2.01(C);

           (xi) if the Required Lenders shall so request, a Security Agreement granting a prior lien on, and valid first security interest in, all funds held under any escrow arrangements to which the Borrower is a party;

           (xii) to the extent requested by the Required Lenders, certificates of title to all certificated equipment owned by the Borrower or the Austin Subsidiary, with any Liens evidenced on such certificates of title duly released by the Lien holders identified on such certificates of title, together with such other documentation and signatures as are required to have the Lien of the Lenders created pursuant to the Security Agreement recorded thereon; and

           (xiii) an Affiliate Subordination Agreement by and among the Borrower, the Parent and the Lenders.

     (D) CORPORATE MATTERS. The Lenders shall have received the following, in each case satisfactory in form, scope and substance to the Lenders and their counsel:

           (i) a true and correct copy of the Certificate of Incorporation of each of the Borrower, the Parent and the Austin Subsidiary, certified by the appropriate Secretary of State;

           (ii) a true and correct copy of the by-laws of each of the Borrower, the Parent and the Austin Subsidiary certified by their respective Secretaries;

           (iii) a certificate of legal existence and good standing (as to corporate and tax matters) issued by the Secretary of State of Delaware as to the Borrower;

           (iv) a certificate of legal existence and good standing (as to corporate and tax matters) issued by the Secretary of State of Delaware as to the Parent;

           (v) a certificate of legal existence and good standing (as to corporate and tax matters) issued by the Secretary of State of Texas as to the Austin Subsidiary;

           (vi) a certificate of qualification of the Borrower to do business issued by the Secretary of State of each of Alabama, California, Florida, Georgia, Louisiana, Maryland, Oklahoma, Texas, Virginia and each other state in which the Borrower conducts business, (and, by April 30, 1996, by the appropriate governmental authority for the District of Columbia, if required);

           (vii) a certificate of qualification of the Austin Subsidiary in each state in which the Austin Subsidiary does business;

           (viii) certified copies of corporate resolutions of each of the Borrower, the Parent and the Austin Subsidiary authorizing the execution and delivery of the respective Transaction Documents to which it is a party and all other documents and actions in connection with the Loans.

     (E) AGREEMENTS, LICENSES, CONSENTS, ETC. The Lenders shall have received true and correct copies of all material agreements, consents, contracts, franchises, licenses, permits, instruments and documents, specified in SCHEDULE 4.08, SCHEDULE 4.11 and SCHEDULE 4.25;

     (F) SOLVENCY CERTIFICATE. The Lenders shall have received a Solvency Certificate, dated as of the Closing and executed by the chief financial officer of the Borrower, in the form attached hereto as SCHEDULE 3.01(F).

     (G) RESULTS OF SEARCHES. The Lenders shall have received written results of searches of the records of the filing offices set forth on SCHEDULE 3.01(G), which searches confirm that, as of a date as close to the date hereof as practicable, except as specifically permitted by this Agreement, there are no financing statements, assignments or notices of tax Liens on file against or with respect to any collateral of the Borrower or the Austin Subsidiary other than financing statements in which any of the Lenders or the Administrative Agent is named as the secured party or secured parties, or financing statements evidencing Liens that will be satisfied out of the proceeds of the initial Advances made hereunder, for which the Borrower shall have delivered to the Lenders executed termination statements relating thereto.

     (H) DISCHARGE OF PRIOR INDEBTEDNESS. Simultaneously with the making of the first Advance hereunder, all Indebtedness of the Borrower (i) to State Street Bank and Trust Company and Citizens Savings Bank pursuant to a Revolving Credit and Term Loan Agreement dated as of

February 11, 1994, as amended from time to time, among the Borrower and such banks, other than the existing letter of credit and cash collateral permitted under SECTIONS 7.01(E) and 7.02(B), and (ii) to any entity listed on the
SCHEDULE 3.01(H) pursuant to any loan or credit agreement set forth on such
SCHEDULE 3.01(H) and any and all instruments executed in connection therewith shall have been terminated, all liens and security interests in favor of any lender set forth in SCHEDULE 3.01(H) in respect of the Collateral shall have been discharged (or as to any security interest the discharge of which is effected by the filing of a UCC-3 termination statement or other instrument, the receipt of such an instrument executed by all necessary parties and in a form suitable for recording, as necessary), and the Lenders shall have received evidence satisfactory to the Lenders and their counsel of the termination and discharge of all such indebtedness and security interests.

     (I) FINANCIAL STATEMENTS AND PROJECTIONS.  The Lenders shall have received
(i) unaudited consolidated financial statements of the Borrower and the Parent for the fiscal year ended December 31, 1995, and (ii) the Projections.

     (J) OPENING BALANCE SHEET. The Lenders shall have received the Opening Balance Sheet which gives effect to the discharge of the Indebtedness referred to on SCHEDULE 3.01(H), the Loans and all other transactions contemplated hereby as of the Closing Date, and the Lenders shall have determined in their sole discretion that the Opening Balance Sheet is satisfactory.

     (K) CAPITAL STRUCTURE. The Lenders and their counsel shall have reviewed the capital structure of the Borrower, the Parent and the Austin Subsidiary and such capital structure shall be satisfactory in the sole discretion of the Lenders and their counsel.

     (L) NO ADVERSE CHANGE. There shall have been no change since December 31, 1994 in the Borrower's or the Austin Subsidiary's business, performance, prospects, properties or financial condition, which has had or could reasonably be expected to have a Material Adverse Effect, including without limitation any material adverse litigation or claims against, or involving, the Borrower, the Parent or the Austin Subsidiary.

     (M) INSURANCE; KEY-PERSON INSURANCE. The Lenders shall have received insurance binders or certificates of insurance coverage with respect to all insurance policies maintained by the Borrower or the Austin Subsidiary in respect of their respective properties and assets (including public liability coverage), with such binders or certificates indicating, with respect to each such policy, that the Lenders have been named as additional named insureds or loss payees (including standard lender's loss payable endorsements to such policies, as opposed to simple "open loss payee" certificates), that the insurer has waived its subrogation rights against the Lenders and that such policy may not be terminated without 30 days' prior written notice to the Lenders and the opportunity to cure any defaults justifying such termination. The Borrower shall have provided the Administrative Agent with evidence of the existence of a policy of so-called "key-person" insurance satisfactory to the Lenders on the life of Johnson in the face amount of not less $2,000,000 which shall have been collaterally assigned to the Administrative Agent for the benefit of the Lenders with the consent of the issuer thereof.

     (N) OTHER DOCUMENTS. The Lenders shall have received all such other supporting documents, certificates and assurances which they require or which they may reasonably request in connection with the transactions contemplated by this Agreement, and such documents shall be certified, when appropriate, by the proper authorities, partners or corporate officers. All such documents and all proceedings to be taken in connection with such transactions shall be satisfactory in form and substance to the Lenders and their counsel.

     (O) FEES AND EXPENSES. At the Closing, the Borrower shall have paid to the Administrative Agent or the Lenders, as appropriate, the Facility Fees, the first installment of the Agency Fee and all other fees required to be paid on the Closing Date as set forth in SECTION 1.09, together with all costs and expenses (including legal fees) referred to in SECTION 14.02.

     (P) LEGAL MATTERS. All legal matters incident to this Agreement and the transactions contemplated hereby shall be satisfactory to Edwards & Angell, special counsel to the Administrative Agent, and the Lenders shall have received at the Closing the legal opinion of Burr & Forman, counsel to the Borrower, in form, scope and substance satisfactory to the Lenders and their counsel.

     SECTION 3.02. ALL ADVANCES. The obligation of the Lenders to make any Advance (including the first Advances), or to issue any Letter of Credit, is subject to the satisfaction of the following conditions precedent on or before the date of each such Advance or issuance (each a "Borrowing Date"):

     (A) REPRESENTATIONS AND WARRANTIES; NO ADVERSE CHANGE. The representations and warranties contained in ARTICLE IV and otherwise made by the Borrower in writing in connection with the transactions contemplated by this Agreement shall, if qualified by a reference to materiality, be true and correct in all material respects, and if not so qualified, be true and correct in all respects as of the date on which made and at and as of such Borrowing Date with the same effect as if made at and as of such time, except as may have been disclosed to the Lenders by the Borrower and to which the Lenders have consented and to the extent that the facts upon which such representations and warranties are based may in the ordinary course be changed by the transactions permitted or contemplated hereby. There shall have been no change in the Borrower's business condition, performance, prospects, properties or financial condition that, individually or in the aggregate, has had or reasonably could be expected to have a Material Adverse Effect.

     (B) COMPLIANCE; NO DEFAULT. The Borrower shall have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or on such Borrowing Date, and on such Borrowing Date, after giving effect to the proposed Advances or the issuance of the proposed Letter of Credit, as the case may be, on such date and, on a pro forma basis, as of the last day of the most recently ended month for which financial statements are available, there shall exist no Event of Default or condition which would, with notice or the lapse of time or both, result in an Event of Default. Each request by the Borrower for Advances or the issuance of a Letter of Credit shall constitute certification by the Borrower that the conditions specified in this SECTION 3.02 will be duly satisfied on such Borrowing Date.

     (C) PERMITTED ACQUISITIONS. With respect to each Permitted Acquisition, the Borrower shall have delivered such agreements, documents, certificates and assurances which the Lenders require or which they may reasonably request in connection therewith and the Lenders shall have been granted a prior perfected security interest in, and first lien on, all acquired assets and interests, and all documents and all proceedings to be taken in connection with such transactions shall be satisfactory in form and substance to the Lenders and their counsel.

     (D) REQUEST FOR ADVANCES; LETTER OF CREDIT DOCUMENTS. With respect to any Advances, the Lenders shall have received a properly completed Request for Advances. With respect to any Letter of Credit, the Borrower shall have complied with the provisions of SECTION 1.18, including without limitation the execution and delivery of all required Letter of Credit Documents and advance payment of the Letter of Credit Fee.

IV. REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

     The Borrower represents and warrants to the Lenders (which representations and warranties (a) give effect to the consummation of all of the transactions referred to in Article II which are conditions to the Advance made simultaneously with the giving or reaffirming of such representations and warranties and (b) shall survive the execution and delivery of the Notes) as follows:

     SECTION 4.01. ORGANIZATION. Each of the Borrower and the Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Austin Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of the Borrower, the Parent and the Austin Subsidiary has the power and authority to own its properties and, except to the extent that the failure thereof would result in a Material Adverse Effect, to carry on its businesses now being conducted and as presently contemplated to be conducted. Each of the Borrower, the Parent and the Austin Subsidiary is duly qualified to transact business in each jurisdiction where the nature of its activities requires such qualification. Each of the Borrower, the Parent and the Austin Subsidiary has the power and authority to execute and deliver, and to perform its obligations under the Transaction Documents to which it is a party.

     SECTION 4.02. AUTHORITY. The execution, delivery and performance by each of the Borrower, the Parent and the Austin Subsidiary of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action and do not contravene any provision of their respective charter or by-laws; do not violate any provision of any law, rule or regulation (including without limitation Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) or any determination or award of any court, governmental body or arbitrator; do not and will not result in a breach or constitute a default under any agreement to which the Borrower, the Parent or the Austin Subsidiary is a party or by which any of their respective properties are bound (except to the extent that such breach or default would not result in a Material Adverse Effect), including, without limitation, any indenture, loan or credit agreement, lease, debt instrument or mortgage; or result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of their respective properties, except the security interests and Liens granted to the Lenders under the Transaction Documents; neither of the Borrower, the Parent, nor the Austin Subsidiary (a) is in material default under any law, rule or regulation, order, writ, judgment, injunction, decree, determination, award, indenture, loan or credit agreement, lease, debt instrument or mortgage referred to above or (b) will be in any such material default by virtue of the transactions to be entered into at the Closing.

     SECTION 4.03. PRINCIPAL EXECUTIVE OFFICE; OTHER LOCATIONS. The Borrower's and the Austin Subsidiary's principal executive office, principal place of business and the place where either of them maintains and will maintain all of its business records, including, without limitation, records relating to the Loans and the Collateral is at the address or addresses set forth on SCHEDULE 4.03 attached hereto. The other offices and/or locations where the Borrower or the Austin Subsidiary keeps Collateral or conducts any business are listed on SCHEDULE 4.03.

     SECTION 4.04. REAL ESTATE. Neither of the Borrower nor the Austin Subsidiary owns any real property. The real property set forth on SCHEDULE
4.04 attached hereto (the "Leased Properties") are leased by the Borrower or by the Austin Subsidiary, as indicated thereon. The Leased Properties and the operation of the Borrower's and the Austin Subsidiary's business at such locations do not, to the Borrower's knowledge after reasonable inquiry, violate any applicable zoning or use statutes, ordinance, building code, rule, regulation, covenant, easement or agreement of record in any manner which, individually or in the aggregate, would have a Material Adverse Effect, and all taxes required to be paid with respect to the Leased Properties have been paid when due and are current through the date of this Agreement.

     SECTION 4.05. TITLE TO PROPERTIES; LEASES. Each of the Borrower and the Austin Subsidiary has good title to all of its properties and assets free and clear of all mortgages, security interests, restrictions, liens and encumbrances of any kind, including without limitation liens or encumbrances in respect of unpaid taxes, except liens and encumbrances permitted under this Agreement. All leases to which either of the Borrower or the Austin Subsidiary is a party as lessee (including without limitation the leases for the Leased Properties) are listed on SCHEDULE 4.05 attached hereto. Except as set forth on SCHEDULE 4.05, the Borrower or the Austin Subsidiary, as the case may be, enjoys quiet possession under all such leases and all of such leases are valid, subsisting and in full force and effect, except to the extent that the failure thereof would not result in a Material Adverse Effect. None of such leases contains any provision restricting the incurrence of indebtedness by the lessee.

     SECTION 4.06. INVESTMENTS. Except as set forth on SCHEDULE 4.06 attached hereto, neither the Borrower nor the Parent is engaged in any joint venture or partnership with any other person, firm or corporation, and neither the Borrower nor the Parent holds or owns any of the issued outstanding capital stock, partnership interest, or similar equity interests or any rights to acquire the same, of any corporation, partnership, firm or entity.

     SECTION 4.07. CAPITALIZATION AND EQUITY STRUCTURE. The Borrower owns all of the issued and outstanding capital stock of the Austin Subsidiary as set forth on SCHEDULE 4.07 attached hereto. The Parent owns all of the issued and outstanding capital stock of the Borrower as set forth on SCHEDULE 4.07. The issued and outstanding capital stock of the Parent is owned of record as set forth on SCHEDULE 4.07. The equity structure of the Borrower, the Parent and the Austin Subsidiary, including the holders of each class of securities and the principal amount and/or number of shares owned by each such holder, is set forth on SCHEDULE 4.07. All such outstanding shares of capital stock have been duly authorized and validly issued and are outstanding, fully paid and non-assessable. None of such outstanding shares of capital stock have been or will be reserved for any purpose during the term of this Agreement, except as set forth on SCHEDULE 4.07. Except as set forth on SCHEDULE 4.07, there are no outstanding securities convertible into or exchangeable for, and no outstanding options, warrants or other rights to purchase or to subscribe for any equity interests and/or shares of capital stock of the Borrower or of the Austin Subsidiary. Except as set forth on SCHEDULE 4.07, there are no outstanding agreements, arrangements, commitments or understandings of any kind affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of equity interests and/or shares of capital stock of the Borrower or of the Austin Subsidiary.

     SECTION 4.08. LICENSES. Except as set forth on SCHEDULE 4.08 attached hereto, no authorization, consent, approval, license or exemption of, or filing a registration with, any court or governmental department or commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the valid execution, delivery or performance by the Borrower, the Parent or the Austin Subsidiary of the Transaction Documents to which any of them is a party, except filings required to perfect under applicable law the Liens granted to the Lenders pursuant to the Transaction Documents. Set forth on
SCHEDULE 4.08 is a list of all material licenses, permits, certificates and other governmental authorizations required for the conduct of the Borrower's and the Austin Subsidiary's business (the "Licenses"). Except as set forth on
SCHEDULE 4.08, each of the Borrower and the Austin Subsidiary is the lawful holder of the licenses, permits, certificates and governmental authorizations set forth on SCHEDULE 4.08. Except as set forth on SCHEDULE 4.08, no such license, permit, certificate or other governmental authorization has been revoked, canceled, rescinded, modified, denied or lost and not reissued or reinstated, and the Borrower has no reason to believe that any such license, permit, certificate or other governmental authorization will be revoked, canceled, rescinded, modified or lost.

     SECTION 4.09. VALID OBLIGATIONS. The Transaction Documents to which each of the Borrower, the Parent and the Austin Subsidiary is a party have been duly executed and delivered by it and constitute its legal, valid and binding obligation, enforceable against it in accordance with their respective terms.

     SECTION 4.10. SECURITY INTERESTS. The Lenders' Liens in the collateral covered by the Collateral Documents have been duly perfected and no security interest shall exist at the Closing with respect to such Collateral, other than the Liens granted to the Lender, the Permitted Encumbrances set forth on SCHEDULE 4.10 attached hereto and such other Liens listed on SCHEDULE
4.10 as to which all appropriate forms of discharge and termination statement will have been signed and delivered to the Lenders for filing simultaneously with or promptly after the Closing.

     SECTION 4.11. AGREEMENTS. Set forth on SCHEDULE 4.11 attached hereto is a list of all material agreements (including all amendments thereto), oral or written, (i) to which the Borrower or the Austin Subsidiary is a party, or (ii) by which the Borrower or the Austin Subsidiary or any of their respective properties is bound, including without limitation, all franchise and dealer rights agreements and all leases and consulting, employment, management, maintenance, brokerage, supply and service contracts and any contract, agreement or other arrangement providing for the employment of, furnishing of security monitoring or other services to or by, rental of real or personal property to or from or otherwise requiring payments to or by the Borrower or any Affiliate of the Borrower. True, correct and complete copies of all of the agreements (including all amendments, exhibits and schedules thereto) set forth on SCHEDULE 4.11 have previously been furnished to the Lenders or their counsel. Neither the Borrower, the Parent nor the Austin Subsidiary, nor any officer, director, shareholder, partner or Affiliate or agent, nor, to the best knowledge of the Borrower, any other party thereto, is in default under any such material agreement, and neither the Borrower, the Parent nor the Austin Subsidiary is in default under or with respect to any other contractual obligation in any respect which could reasonably be expected to be materially adverse to the business, operations, property or financial condition of the Borrower, the Parent or the Austin Subsidiary, or which could materially adversely affect the ability of the Borrower, the Parent or the Austin Subsidiary to perform its obligations under any Transaction Document to which it is a party.

     SECTION 4.12. INSURANCE. Set forth on SCHEDULE 4.12 attached hereto is a complete and accurate list of all insurance policies covering the properties and assets of the Borrower and the Austin Subsidiary as of the date hereof, as well as a complete and accurate list of all insurance agencies arranging for the issuance of each of the foregoing policies. The Borrower has previously delivered or on the Closing Date shall deliver certificates of insurance for all insurance policies listed on SCHEDULE 4.12. All insurance policies listed on SCHEDULE 4.12 are in full force and effect, with the premiums due thereon paid, and neither the Borrower nor the Austin Subsidiary is in default with respect to any such policy. All such policies satisfy the requirements of
SECTION 6.03 hereof and the requirements of any of the Collateral Documents requiring the Borrower to maintain insurance.

     SECTION 4.13. CLAIMS; LITIGATION. Except as set forth on SCHEDULE 4.13 attached hereto, there are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower, the Parent or the Austin Subsidiary before any court or any governmental department, commission, board, bureau, agency or instrumentality and none of the actions, suits or proceedings listed on SCHEDULE 4.13 is material, either individually or in the aggregate, to the business, financial condition or prospects of the Borrower or the Austin Subsidiary or could, if adversely decided, have a Material Adverse Effect.

     SECTION 4.14. LABOR MATTERS. The Borrower is not a party to any collective bargaining or similar agreement, and the Borrower has complied in all material respects with all applicable state and federal laws respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment of employees of the Borrower or its agents, and there are no arrears in the payment of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations of the Borrower other than in the ordinary course of business.

     SECTION 4.15. ERISA. The Borrower is in material compliance with the requirements of ERISA. Without limiting the generality of the foregoing, neither the Borrower nor any Person who is a member of the Borrower's controlled group for federal income tax purposes has, directly or indirectly:
(i) restated or amended or caused or permitted the restatement or amendment of any pension, profit-sharing, savings, stock bonus, or other deferred compensation plan established and maintained by it which are intended to be qualified under SECTION 401(A) of the Internal Revenue Code of 1986, as amended (the "Code") in a manner designed to disqualify or which disqualifies the Borrower's or other Person's plans and their related trusts under the applicable requirements of the Code; (ii) caused or permitted any of its officers to materially, adversely affect the qualified tax-exempt status of the Borrower's or the other Person's pension, profit-sharing, savings, stock bonus or other deferred compensation plans and trusts under the Code; (iii) engaged or caused or permitted any officer to engage in any "prohibited transaction" as defined in SECTION 406 of ERISA or SECTION 4975 of the Code; (iv) incurred or permitted the incurrence of any "accumulated funding deficiency" as defined in
SECTION 302 of ERISA or SECTION 412(A) of the Code, whether or not waived in connection with any pension plan; (v) taken or failed to take any action which caused or may cause a termination of any plan in any manner which could result in the imposition of a Lien on any of the Borrower's property pursuant to
SECTION 4068 of ERISA; (vi) failed to notify the Lenders that there has been received a notice of a "termination" (as defined in ERISA) of any "multi-employer plan" (as defined in SECTION 4001(A)(3) of ERISA; hereafter a "Multi-employer Plan") to which the Borrower has an obligation to contribute;
(vii) incurred or permitted the incurrence of a "complete withdrawal" (as defined in ERISA) from any multi-employer plan to which the Borrower has an obligation to contribute; (viii) incurred or permitted the incurrence of a withdrawal liability under SECTION 4201 of ERISA with respect to a Multi-employer Plan to which the Borrower or any subsidiary contributes or contributed on behalf of its employees; (ix) suffered a Multi-employer Plan to be placed in reorganization (as defined in SECTION 4241 of ERISA); (x) suffered the termination of any such Multi-employer Plan under SECTION 4041A of ERISA; or (xi) received any notice from a governmental agency to the effect that the Borrower is not in full compliance with the requirements of ERISA, the Code, the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or any regulations promulgated under any of the foregoing. All group health and accident plans maintained by the Borrower are in compliance with the continuation coverage requirements of COBRA.

     SECTION 4.16. FINANCIAL STATEMENTS. Set forth on SCHEDULE 4.16 attached hereto are (a) the Parent's audited consolidated balance sheet, statement of income and retained earnings and statements of cash flows, for the fiscal year ended December 31, 1994 and (b) the Parent's unaudited consolidated financial statements, including balance sheets, statements of income and retained earnings and statements of cash flows, for its fiscal quarter ended December 31, 1995 and its fiscal period ended January 31, 1996 (collectively, the "Financial Statements"). The Financial Statements fairly present the financial performance and condition of the Borrower through and as of December 31, 1994, December 31, 1995 and January 31, 1996. Since December 31, 1994, (i) the physical assets and properties owned or leased by the Borrower have not suffered any material destruction or damage, regardless of whether or not any such loss was insured, (ii) the Borrower has not incurred any Indebtedness or liabilities, fixed, contingent or otherwise, other than in the ordinary course of business and (iii) there has not been a material adverse change in the business, operations, condition or prospects of the Borrower.

     SECTION 4.17. PROJECTIONS. Set forth on SCHEDULE 4.17 attached hereto are pro forma financial information and projections (the "Projections") of the Borrower, including (a) a pro forma balance sheet of the Borrower immediately after the Closing and (b) pro forma and projected results of operations of the Borrower, including projected profit and loss statements for each fiscal year through the fiscal year ending December 31, 2000. The pro forma financial information has been prepared in accordance with GAAP. The pro forma balance sheet referred to in clause (i) above fairly reflects the financial position of the Borrower as of the Closing, after giving effect to the Loans and all other transactions contemplated by this Agreement (the "Opening Balance Sheet"). The Projections have been prepared using assumptions believed by the Borrower in good faith to be reasonable as of the Closing Date and having a reasonable factual basis and represent the good faith judgment of the management of the Borrower as of the Closing Date as to the future financial results and condition of the Borrower.

     SECTION 4.18. TAXES. The Borrower has filed all federal, state and local tax returns required to be filed as of the date of this Agreement and has paid all taxes shown on such returns and on all assessments received by it, to the extent that such taxes have become due and not delinquent. All of such tax returns are accurate and complete. All other taxes and assessments of any nature with respect to which the Borrower is obligated and which have become due (other than such taxes with respect to which the failure to pay would not result in a Material Adverse Effect) are being paid or are being contested in good faith and adequate accruals and reserves have been established therefor.

     SECTION 4.19. INVESTMENT COMPANY ACT. The Borrower does not own, and is not contemplating the acquisition of any "margin stock" within the meaning of Regulation U (12 CFR Part 22) of the Board of Governors of the Federal Reserve System ("Margin Stock"), nor are proceeds of the Loans being used to repay loans used to purchase Margin Stock. The Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

     SECTION 4.20. USE OF PROCEEDS. The proceeds of the Loans are to be used for the purposes specified in SECTION 2.02 of this Agreement. Such uses of the proceeds of the Loans will at all times be for legal and proper corporate purposes (duly authorized by the Borrower), and such uses will be consistent with all applicable laws and statutes.

     SECTION 4.21. COMPLIANCE WITH LAWS. The Borrower and its Affiliates have complied, and are now in compliance in all material respects, with all material laws, statutes, rules, regulations, ordinances, decrees, judgments and orders applicable to their assets and the operation of their businesses, including, without limitation, those with respect to occupational safety and health, environmental protection and control and equal employment opportunity.

     SECTION 4.22. ENVIRONMENTAL MATTERS. Each of the Borrower, the Parent and the Austin Subsidiary have obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on their respective businesses as now being conducted or as proposed to be conducted, except to the extent failure to have obtained any such permit, license or authorization would not reasonably be expected to have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Borrower, the Parent and the Austin Subsidiary is in compliance with the terms and conditions thereof and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and time tables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not reasonably be expected to have a Material Adverse Effect. There has never been any event (an "Environmental Event") which would be deemed an improper release of any Hazardous Material at, on or in connection with any of the Real Estate as defined in any Environmental Laws. In addition, (i) the Borrower has not generated or transported any Hazardous Material and is not currently generating, transporting or disposing of any Hazardous Material, and
(ii) none of the business operations of the Borrower has contaminated lands or waters of others with any Hazardous Material. Notwithstanding anything to the contrary set forth above, to the extent that the foregoing representations contained in this SECTION 4.22 apply to events or conduct of parties other than the Borrower occurring prior to the date of this Agreement, such representations are made to the best knowledge of the Borrower.

     SECTION 4.23. SOLVENCY. The Borrower, after giving effect to the completion of the transactions contemplated hereby, is Solvent and has adequate capital to conduct the business in which it is engaged and all businesses in which it is about to engage. Neither the Borrower, the Parent nor the Austin Subsidiary will be rendered Insolvent by the execution and delivery of this Agreement or the other Transaction Documents or the transactions contemplated thereunder. Neither the Borrower, the Parent nor the Austin Subsidiary is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and the Borrower has no knowledge of any person contemplating the filing of any such petition against either of the Borrower, the Parent or the Austin Subsidiary.

     SECTION 4.24. NO BROKER'S FEE. Neither the Borrower nor the Parent is in any way obligated to any person, firm or corporation in respect of any finder's or brokerage fee or similar commission in connection with the transactions contemplated by this Agreement.

     SECTION 4.25. CONSENTS. Except as set forth on SCHEDULE 4.25 attached hereto, neither of the Borrower, the Parent or the Austin Subsidiary is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency, or any other person, in connection with or as a condition to the execution, delivery or performance of any of the Transaction Documents. All consents, approvals and authorizations have been duly granted and are in full force and effect on the date hereof and all filings described in such Schedule have been properly and timely made.

     SECTION 4.26. FULL DISCLOSURE. No representation, warranty or other statement of fact made by or on behalf of the Borrower in this Agreement or any of the other Transaction Documents or in any certificate or schedule furnished to the Lenders pursuant hereto or thereto contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading; and the Borrower has no knowledge that any statement of fact made by or on behalf of any person other than the Lenders in any such document, certificate or schedule contains any untrue statement of a material fact or omits to state any material fact necessary to make statements therein not misleading. There is no fact presently known to the Borrower which has not been disclosed to the Lenders in writing which materially adversely affects, or, as far as the Borrower reasonably foresees, will materially adversely affect the business, operations, properties, assets or condition, financial or otherwise, of the Borrower.

V.  FINANCIAL COVENANTS.

     The Borrower covenants and agrees that, for so long as the Lenders have any obligation to extend credit to the Borrower hereunder or there remains outstanding any portion of the principal of, or interest on, the Notes or any other Indebtedness of the Borrower to the Lenders, whether now existing or arising hereafter, the Borrower will:

     SECTION 5.01. DEBT SERVICE COVERAGE. For each period of three consecutive months ending after the date hereof, maintain a ratio of Adjusted Net Operating Income to Total Debt Service of not less than 2.00:1.00.

     SECTION 5.02. LEVERAGE. As of any date, maintain a ratio of Total Debt on such date to Annualized Adjusted Net Operating Income for the most recently ended period of three consecutive months as follows: (a) from the Closing Date through and including October 30, 1996, a maximum ratio of 6.50:1.00; and (b) thereafter, a maximum ratio of 5.50:1.00.

     SECTION 5.03. CAPITAL EXPENDITURES. Not make or incur Capital Expenditures in any fiscal year (or portion thereof) in excess of (a) a maximum aggregate amount of $700,000 in Permitted Capital Expenditures from January 1, 1996 through the Expiration Date and (b) with respect to Safe Choice Capital Expenditures, (i) a maximum amount of $2,000,000 in any month, (ii) a maximum cumulative amount for the period commencing April 1, 1996 through and including the last day of any month not exceeding $1,000,000 multiplied by the number of months completed during such period and (iii) a maximum aggregate amount of $15,000,000 during the term of this Agreement.

     SECTION 5.04. RESTRICTED PAYMENTS.

     (a) Not directly or indirectly declare, order, pay or make any Restricted Payment or set aside any sum or property thereof (i) if at the time of such proposed action or immediately after giving effect thereto, any condition or event shall exist which constitutes, or which after notice or lapse of time or both would constitute, an Event of Default, and (ii) unless expressly permitted by this SECTION 5.04.

     (b) Subject to subsection (a) above, the Borrower may pay $100,000 in each fiscal year to the Parent for the costs of legal and accounting fees, directors' fees and expenses and other administrative costs (the "Parent Transfers").

     SECTION 5.05. RATIO OF LENDER DEBT TO RMR. Not permit the aggregate principal amount of the Revolving Loans outstanding and the face amount of all outstanding Letters of Credit at any time to exceed an amount equal to the product of the Borrower's Recurring Monthly Revenue for the month immediately preceding the date of determination multiplied by the number 22.

VI.  AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that for so long as the Lenders have any obligation to extend credit to the Borrower hereunder, or so long as there remains outstanding any of the principal of, or interest on, the Notes or any other Indebtedness of the Borrower to the Lenders, whether now existing or arising hereafter, the Borrower will, and will cause each of its Subsidiaries to:

     SECTION 6.01. PAYMENTS. Duly and punctually make all payments required under this Agreement, the Notes and the Collateral Documents to which it is a party and perform and observe, and cause the Parent to perform and observe, all of its respective obligations under the foregoing documents.

     SECTION 6.02. PRESERVATION OF ASSETS; MAINTENANCE OF RIGHTS. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, all material rights, licenses, permits and franchises; comply in every material respect with all laws and regulations applicable to it and all material agreements to which it is a party, including any and all agreements with its directors, officers, employees and/or agents, the violation of which could have a material adverse effect upon the Borrower; at all times maintain, preserve and protect all material trade names and preserve all the remainder of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear and tear and damage by fire or other casualty excepted); and from time to time, make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     SECTION 6.03. INSURANCE.

     (A) MAINTENANCE OF INSURANCE. Keep all of its insurable properties now or hereafter owned adequately insured at all times against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses; maintain workmen's compensation insurance, a policy of comprehensive public liability insurance, and a policy of errors and omissions insurance insuring the Borrower in an amount of not less than $5,000,000 or such greater amount as may be or become customary with respect to companies in the Security Alarm Services Business, but which provide a minimum coverage of at least $2,000,000 per occurrence of bodily injury and property damage, all by financially sound and reputable insurers and, upon request of the Administrative Agent or of the Lenders, furnish to the Lenders satisfactory evidence of the same; notify the Administrative Agent of any material change in the insurance maintained on its properties after the date hereof and furnish the Administrative Agent satisfactory evidence of any such change; provide that each insurance policy pertaining to its insurable properties shall: (i) as appropriate, name the Administrative Agent as additional insured (as to liability coverage) and loss payee (as to property coverage, pursuant to a so-called "standard mortgagee clause" or "lender's loss payable" endorsement, as required by the Administrative Agent), (ii) provide that no action of the Borrower or any Subsidiary or of any tenant or sub-tenant shall void such policy as to the Lenders, and (iii) provide that the Administrative Agent shall be notified of any proposed cancellation of such policy at least thirty (30) days in advance thereof and will have the opportunity to correct any deficiencies justifying such proposed cancellation.

     (B) CASUALTY LOSS, ETC. In the event of a casualty loss, the Lenders will deliver to the Borrower the proceeds of any insurance thereon, provided that
(i) the Borrower shall use such proceeds for the restoration or replacement of the property or asset which was the subject of such loss, (ii) the Borrower shall have demonstrated to the satisfaction of the Lenders that such property or asset will be restored to substantially its previous condition or will be replaced by substantially identical property or assets, and (iii) if the Lenders have a security interest in and lien upon the property or asset which was the subject of such loss, the Lenders shall have received, if requested by them, a favorable opinion from the Borrower's counsel, in form and substance satisfactory to the Lender, as to the perfection and at least the same level of priority, of the Lender's security interests in and liens upon such restored or replaced property or asset. Notwithstanding the foregoing, in lieu of delivering such proceeds to the Borrower, the Lenders shall have the right to retain such proceeds for the purpose of making disbursement thereof jointly to the Borrower and any contractors, subcontractors and materialmen to whom payment is owed in connection with such restoration.

     SECTION 6.04. BORROWER'S TAXES, ETC. Pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof in each case before the same shall become in default, provided that neither the Borrower nor any Subsidiary shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested; and provided, further that, in any event, payment of any such tax, assessment, charge, levy or claim shall be made before any of its property shall be seized or sold in satisfaction thereof.

     SECTION 6.05. NOTICE OF PROCEEDINGS, DEFAULTS, ADVERSE CHANGE, ETC. Promptly (and in any event within five (5) Business Days after the Borrower's discovery thereof) give written notice to the Lenders of (a) any proceedings instituted or threatened against it by or in any federal, state or local court or before any commission or other regulatory body, whether federal, state or local, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(b) any notices of default received by the Borrower or any Subsidiary (together with copies thereof, if requested by the Lenders) with respect to (i) any alleged defaults under or violations of any of its material licenses, permits or franchises or any other material agreements to which it is a party, or (ii) any alleged default with respect to, or acceleration or other action under, any evidence of material Indebtedness of the Borrower or any Subsidiary or any mortgage, indenture or other agreement relating thereto; (c) any material adverse change in the condition, financial or otherwise, of the Borrower or any Subsidiary; or (d) the occurrence of any Event of Default or the occurrence of any event which, upon notice or lapse of time or both, would constitute such an Event of Default.

     SECTION 6.06. FINANCIAL STATEMENTS AND REPORTS.  Furnish to the Lenders:

     (A) AUDITED FINANCIAL STATEMENTS, ETC. Within one hundred twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending December 31, 1995, (i) the consolidated balance sheet and statements of income and cash flows of the Parent and its Subsidiaries, together with supporting schedules and the Accountant's letter to the management of the Borrower discussing matters arising in the course of its audit for such fiscal year, prepared in accordance with GAAP and setting forth, in the case of the balance sheet, the corresponding figures in comparative form for the preceding fiscal year, audited by independent certified public accountants of nationally recognized standing selected by the Borrower and reasonably acceptable to the Lenders (the "Accountants"), the form of opinion to be unqualified, showing the financial condition of the Borrower and the Parent at the close of such fiscal year and the results of operations during such year, and containing a statement to the effect that such Accountants have examined the provisions of this Agreement (or such predecessor agreement then in effect) and that, to the best of their knowledge, no Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default, has occurred (or, if such an event has occurred, a statement explaining its nature and extent), provided however, that in issuing such statement, the Accountants shall not be required to exceed the scope of normal auditing procedures conducted in connection with their opinion referred to above, (ii) the unaudited consolidated balance sheet and statements of income and cash flow of the Borrower and its Subsidiaries for such fiscal year, prepared by the Borrower in accordance with GAAP, and (iii) the unaudited balance sheet and statements of income and cash flow of the Parent for such fiscal year, prepared by the Parent in accordance with GAAP;

     (B) QUARTERLY FINANCIAL STATEMENTS. Within forty (40) days after the end of each quarter in each fiscal year, the consolidated balance sheet and statements of income and cash flow of the Borrower and its Subsidiaries for such fiscal quarter, prepared by the Borrower in accordance with GAAP and setting forth, in the case of the balance sheet, the corresponding figures in comparative form for the preceding fiscal quarter, and (iii) the balance sheet and statements of income and cash flow of the Parent for such fiscal quarter, prepared by the Parent in accordance with GAAP;

     (C) MONTHLY FINANCIAL STATEMENTS, ETC. Within forty (40) days after the end of each month in each fiscal year, the Parent's consolidated balance sheet and statements of income and cash flows, together with supporting schedules and, if requested by the Required Lenders, the Borrower's accounts receivable aging, prepared by the Parent in accordance with GAAP, for the month then ended and the period from the beginning of the then current fiscal year to the end of such month (in each case subject to normal audit and year-end adjustments) and certified by a Financial Officer of the Parent and to include comparison of actual results to those set forth in the Parent's Budget;

     (D) BRANCH INCOME STATEMENTS. Within forty (40) days after the end of each quarter in each fiscal year, the Borrower's so-called branch income statements and a schedule of each branch's operating losses, in the form of
SCHEDULE 6.06(D) attached hereto, or in such form as may, from time to time, be otherwise required by the Lenders, signed by a Financial Officer of the Borrower;

     (E) COMPLIANCE CERTIFICATE; BORROWING BASE, ETC. Concurrently with the delivery of the annual financial statements required by SECTION 6.06(A) and the monthly financial statements required by SECTION 6.06(C), a compliance certificate in the form of SCHEDULE 6.06(E) attached hereto, or in such form as may, from time to time, be otherwise required by the Lenders, signed by the chief financial officer of the Borrower, setting forth the calculations demonstrating compliance with the financial covenants set forth in ARTICLE V (including, without limitation, showing the calculation of Adjusted Net Operating Income, Safe Choice Capital Expenditures, Safe Choice Excess Expenses, New Safe Choice Installations, Safe Choice New RMR, the applicable Safe Choice Multiple, the Safe Choice Expenses Restoration Amount, the Acquisition Expenses Restoration Amount and Pro Forma Acquired Net Operating Income for each month and for the year-to-date and a calculation of the Aggregate Purchase Prices as at such date), and certifying as to the fact that such person has examined the provisions of this Agreement and that no Event of Default nor any event which upon notice or lapse of time or both, would constitute such an Event of Default, has occurred (or, if such an event has occurred, a statement explaining its nature and extent);

     (F) SUBSCRIBER AND ATTRITION REPORT. Within forty (40) days after the end of each month, account summary statements containing a subscriber and attrition report for the preceding month and setting forth the aggregate number and nature (i.e., whether Sonitrol or other type), of all installations operating as at the beginning and the end of each month, together with Recurring Monthly Revenue at the beginning and the end of each month and for the year to date;

     (G) BUDGET. On or before the last day of the eleventh month of each fiscal year, commencing on November 30, 1996, an updated proposed budget, prepared on a monthly basis, and updated financial projections (together, the "Budget") for the next fiscal year, setting forth, in detail reasonably satisfactory to the Required Lenders, the projected results of operations of the Parent and its Subsidiaries, including without limitation, projected revenues and expenses and Capital Expenditures, stating underlying assumptions;

     (H) INTERIM OR SPECIAL AUDIT.  Promptly upon (and in any event within five
(5) Business Days of) receipt thereof, copies of all audit reports submitted to the Parent or the Borrower by the Accountants in connection with each interim or special audit of the books of the Parent and its Subsidiaries made by the Accountants;

     (I) TAX RETURNS. Promptly upon the request of the Administrative Agent, copies of all tax returns of the Parent and its Subsidiaries; and

     (J) OTHER INFORMATION. As soon as reasonably possible and in any event within ten (10) days after request therefor, such other information regarding the operations, assets, business, affairs and financial condition of the Parent, the Borrower and the Borrower's Subsidiaries as the Lenders may reasonably request.

     SECTION 6.07. INSPECTION. Permit employees, agents and representatives of the Lenders to inspect, during normal business hours, all premises where the Borrower's business is conducted and the Borrower's books and records and to make abstracts or reproductions thereof.

     SECTION 6.08. ACCOUNTING SYSTEM. Maintain a system of accounting in accordance with GAAP.

     SECTION 6.09. NOTICE OF PURCHASE OF REAL ESTATE AND LEASES; CENTRAL STATION. Promptly and in any event within five (5) Business Days thereof, notify the Lenders in the event that the Borrower shall purchase any real estate or enter into any lease of real estate or of equipment material to the operation of the Borrower's business, supply the Lenders with a copy of any related purchase documentation requested by the Required Lenders and, if reasonably requested by the Required Lenders, (a) execute and deliver, or cause to be executed and delivered, to the Lenders a deed of trust or mortgage or assignment, together with landlord consents, in the case of leased property, satisfactory in form and substance to the Lenders, granting a valid first lien on such real property or leasehold as security for the Notes, (b) deliver to the Lenders such title insurance policies as the Required Lenders shall reasonably require and (c) .deliver to the Lenders such legal opinions in connection therewith as the Required Lenders shall reasonably required, in form and substance satisfactory to the Required Lenders. Not less than sixty (60) Business Days prior thereto, notify the Lenders in the event that the Borrower shall change the location of any central station, specifying such central station and the address of the proposed new location.

     SECTION 6.10. ADDITIONAL ASSURANCES. From time to time hereafter, execute and deliver or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as the Lenders shall reasonably request for the purpose of implementing or effectuating the provisions of this Agreement, the Notes or the Collateral Documents, and upon the exercise by the Lenders and/or the Agents of any power, right, privilege or remedy pursuant to this Agreement or the Collateral Documents which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, exercise and deliver all applications, certifications, instruments and other documents and papers that the Lenders and/or the Agents may be so required to obtain.

VII. NEGATIVE COVENANTS.

     The Borrower covenants and agrees that, so long as the Lenders have any obligation to extend credit to the Borrower hereunder or there remains outstanding any portion of the principal of, or interest on, the Notes or any other Indebtedness of the Borrower to any Lender, whether now existing or arising hereafter, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not permit any Subsidiary to, directly or indirectly:

     SECTION 7.01. INDEBTEDNESS. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness or liability, except:

     (A) TO LENDERS.  Indebtedness to the Lenders hereunder and otherwise;

     (B) TRADE OBLIGATIONS, ETC. Indebtedness with respect to trade obligations and other normal accruals in the ordinary course of business not yet due and payable or not more than ninety (90) days in arrears measured from the date such payment is due, or with respect to which it is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent it has set aside on its books adequate reserves therefor;

     (C) SELLER DEBT. Seller Debt in the aggregate principal amount of not more than $500,000 at any time, in each case on an unsecured basis and subordinated to the Indebtedness of the Borrower to the Lenders in a manner satisfactory to the Lenders and their counsel;

     (D) CAPITAL LEASES, ETC. Indebtedness under Capital Leases and otherwise relating to the purchase price of real estate and equipment to be used in the business of the Borrower in the aggregate principal amount of not more than $1,200,000 at any time;

     (E) EXISTING LETTER OF CREDIT. Indebtedness in respect of the existing letter of credit described on SCHEDULE 7.01 attached hereto, provided that such letter of credit shall be replaced by a Letter of Credit issued by the Issuing Bank under SECTION 1.17 within 15 days after the Closing Date; and

     (F) NEGOTIABLE INSTRUMENTS. Indebtedness in respect of endorsements of negotiable instruments for collection in the ordinary course of business.

     SECTION 7.02. LIENS AND ENCUMBRANCES. Create, incur, assume, suffer or permit to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or ownership interests, now or hereafter owned, other than as follows with such liens and encumbrances being referred to herein as "Permitted Encumbrances"):

     (A) LENDERS' LIENS.  Liens in favor of the Lenders;

     (B) EXISTING LIENS.  Liens existing on the date hereof and described in
SCHEDULE 7.02 attached hereto;

     (C) TAX LIENS. Liens securing the payment of taxes, either not yet due or the validity or amount of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves;

     (D) WORKERS' COMPENSATION, ETC. Deposits under worker's compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds arising in the ordinary course of business;

     (E) STATUTORY LIENS, ETC. Liens imposed by law, such as carriers', warehouse or mechanics' liens, incurred by it in good faith in the ordinary course of business, and Liens arising out of a prejudgment attachment, a judgment or award against it with respect to which it shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured;

     (F) DEFECTS IN TITLE, ETC. Restrictions, easements and minor irregularities in title which do not and will not interfere materially with the occupation, use and enjoyment by the Borrower of such properties and assets in the normal course of its business as presently conducted or materially impair the value of such properties and assets for the purpose of such business; and

     (G) CAPITAL LEASES, ETC. Capital Leases and liens or mortgages securing purchase money Indebtedness described in SECTION 7.01(D) provided that each such lien or mortgage shall at all times be limited solely to the item or items of property so acquired, provided that the aggregate amount of all mortgages, pledges, liens, charges or other encumbrances permitted under this SECTION 7.02, other than those in favor of the Lenders, shall in no event exceed $1,200,000 at any time.

     SECTION 7.03. DISPOSITION OF ASSETS. Sell, lease, transfer or otherwise dispose of its properties, assets, rights, licenses and franchises to any person, (a) except in the ordinary course of its business (which dispositions may be made free from the liens of the Collateral Documents), including the replacement of equipment with other equipment of at least equal utility and value (provided that the Lenders' liens upon such newly acquired equipment has the same priority as the Lenders' liens upon the replaced equipment) and the disposition without replacement of assets not material, individually or in the aggregate, to the operation of its business; and (b) except for the sale of all of the Borrower's accounts in the State of California for an aggregate cash purchase price of at least $500,000, provided that such sale shall occur on or before June 30, 1996.

     SECTION 7.04. MANAGEMENT. Permit Johnson to cease serving as the chief executive officer of the Borrower and the Parent, or, in the event that Johnson shall cease as chief executive officer, fail to identify a replacement of at least equal capacity and experience, who shall have become chief executive officer within sixty (60) days of the date of such cessation.

     SECTION 7.05. SALE AND LEASEBACK. Enter into any arrangements, directly or indirectly, with any person whereby it shall sell or transfer any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property.

     SECTION 7.06. INVESTMENTS. Except for Permitted Investments, purchase, invest in or otherwise acquire or hold securities (including, without limitation, capital stock and interests in general or limited partnerships, either as a general or limited partner or otherwise) and evidences of indebtedness of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other person.

     SECTION 7.07. FUNDAMENTAL CHANGES. Form any Subsidiary; amend its Articles of Organization in any way that could have a Material Adverse Effect upon the Borrower (including without limitation its ability to perform its obligations hereunder) or upon the Lenders' rights hereunder or under the Collateral Documents (it being expressly agreed that the inclusion of any provision similar to those set forth in section 102 (b)(2) of Title 8 of the Delaware Code is prohibited under this section); dissolve, liquidate, consolidate with or merge with, or otherwise acquire any additional business units or all or any substantial portion of the assets, properties of, or ownership interests in, any corporation, partnership or other entity other than pursuant to a Permitted Acquisition, a Dealer Program Purchase or the merger of any Subsidiary into and with the Borrower, with the Borrower being the surviving corporation; or redeem any of its capital stock and/or other equity interests or issue any additional capital stock and/or other equity interests without the prior written consent of the Required Lenders.

     SECTION 7.08. CHANGE IN BUSINESS. Engage, directly or indirectly, in any business other than the acquisition, operation, and installation of security alarm and monitoring systems.

     SECTION 7.09. ACCOUNTS RECEIVABLE. Sell, assign, discount or dispose in any way of any accounts receivable, promissory notes or trade acceptances held by it (other than to the Lenders), with or without recourse, except for collection (including endorsements) in the ordinary course of business or maintain an account receivable balance due from CSI in excess of $300,000 at any time after the date of this Agreement.

     SECTION 7.10. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including without limitation the purchase, sale or exchange of property or assets or the rendering or accepting of any service with or to any of its Affiliates except in the ordinary course of business and pursuant to the reasonable requirements of its business and upon terms not less favorable to the Borrower or any Subsidiary than it could obtain in a transaction with a third party other than such Affiliate, which shall be deemed to include the Borrower's delivery of monitoring services to CSI under its existing contract therefor.

     SECTION 7.11. AMENDMENT OF CERTAIN AGREEMENTS. Except with the prior written consent of the Required Lenders, amend or modify in any material respect any material agreement to which the Borrower or any Subsidiary is a party in any way that could have a Material Adverse Effect upon the business of the Borrower or any Subsidiary or upon the Lenders' right hereunder or under the Collateral Documents.

     SECTION 7.12. ERISA. Fail to comply with the requirements of ERISA with respect to any Employee Benefit Plans, as defined in SECTION 3(3) of ERISA, which are maintained by it; permit any such plan which is a qualified pension, profit sharing or stock bonus plan under SECTION 401 of the Code to lose its qualified status; fail to meet the minimum funding standards of SECTION 302 of ERISA and SECTION 412 of the Code; or fail to discharge any obligations to the Pension Benefit

Guaranty Corporation with respect to the termination of an Employee Pension Benefit Plan, as defined in ERISA, maintained by it or to any Multiemployer Plan, as defined in SECTION 4001(A)(3) of ERISA, on account of its withdrawal therefrom.

     SECTION 7.13. MARGIN STOCK. Use any of the proceeds of the Notes, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any Margin Stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under such statutes.

     SECTION 7.14. BRANCH OPERATIONS. Without the prior written consent of the Required Lenders, initiate new branch operations in any location other than those set forth on SCHEDULE 7.14 attached.

VIII.  DEFAULTS; ACCELERATION

     In each case of the happening of any of the following events (each of which is herein sometimes called an "Event of Default"):

     (a) Any representation or warranty made in (or incorporated by reference in) this Agreement, in the Collateral Documents, or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement, or any Loan shall prove to be (or to have been) false or misleading in any material respect at the time made; or

     (b) Default in the payment (including without limitation any mandatory prepayment) of any installment of the principal of the Notes or the principal of any other Indebtedness of the Borrower to the Lenders on the date when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise; or

     (c) Default in the payment of any fee, expense, indemnity or other charge payable by the Borrower or any Subsidiary to the Lenders or the Issuing Bank or any installment of any interest on the Notes or on any other indebtedness of the Borrower or any Subsidiary to the Lenders within five (5) days of the date on which the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise; or

     (d) Default by any Person other than the Agents or the Lenders in the due observance, performance, or compliance with, any covenant, condition or agreement contained in ARTICLE III (but only as to material conditions not waived in writing by the Lenders), ARTICLE V, SECTION 6.07 or ARTICLE VII (except SECTION 7.10) of this Agreement; or

     (e) Default by any Person other than the Agents or the Lenders in the due observance, performance, or compliance with, any covenant, condition or agreement contained in SECTION 6.03, 6.04 (but only if the same involves any seizure of property), 6.05 (except paragraph (a) thereof), 6.06 , 6.09 or 6.10 of this Agreement which default shall continue unremedied for fifteen (15) days after the earlier to occur of (i) the Borrower's discovery of such default, or (ii) written notice thereof from the Administrative Agent or any Lender to the Borrower, provided, however, that (x) such 15-day grace period shall be available with respect to SECTIONS 6.05 and
6.06 only once in any period of 12 consecutive months and only twice during the term of this Agreement and (y) if any such default cannot be remedied, then such default shall be deemed to be an Event of Default as of the date of the occurrence thereof; or

     (f) Default in the due observance or performance of any other covenant, condition or agreement on the part of any Person other than the Lenders or the Agents to be observed or performed pursuant to the terms of this Agreement and not specified in any of paragraphs (a) through (e) above, which default shall continue unremedied for 30 days after the earlier to occur of (i) the Borrower's discovery of such default, or (ii) written notice thereof from the Lenders to the Borrower, provided that if such default cannot be remedied, then such default shall be deemed to be an Event of Default as of the date of occurrence thereof; or

     (g) Default in the due observance or performance by any Person other than the Lenders or the Agents of any covenant, condition or agreement contained in any Collateral Document continuing unremedied for more than the applicable period of grace, if any, provided that if such default cannot be remedied, then such default shall be deemed to be an Event of Default as of the date of the occurrence thereof; or

     (h) Default with respect to the obligations of the Borrower, any Subsidiary or the Parent under any agreement if such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto and if such default might reasonably give rise to a Material Adverse Effect; or

     (i) Default with respect to any other evidence of Indebtedness of the Borrower, any Subsidiary or the Parent (other than to the Lenders) for borrowed money or default under any agreement giving rise to monetary remedies, which, when aggregated with all other defaults, exceeds $100,000, if the effect of such default is to permit the holder(s) of such Indebtedness to accelerate the maturity of such Indebtedness; or

     (j) If the Borrower, any Subsidiary or the Parent shall (i) discontinue its business, (ii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (iii) admit in writing its inability to pay its debts as they mature, (iv) make a general assignment for the benefit of creditors, (v) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or (vi) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or corporate action shall be taken for the purpose of effecting any of the foregoing; or

     (k) There shall be filed against the Borrower, any Subsidiary or the Parent an involuntary petition seeking reorganization of the Borrower, such Subsidiary or the Parent, as applicable, the appointment of a receiver, trustee, custodian or liquidator of the Borrower, such Subsidiary or the Parent, or a substantial part of their respective assets, as applicable, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an "Involuntary Petition"); or

     (l) A final judgment for the payment of money which, when aggregated with all other outstanding judgments against the Borrower, its Subsidiaries or the Parent, exceeds $150,000, shall be rendered against the Borrower, any Subsidiary or the Parent and the same shall remain undischarged or unbonded for a period of 30 consecutive days, during which period execution shall not be effectively stayed; or

     (m) The occurrence of any attachment of any deposits or other property of the Borrower, any Subsidiary or the Parent in the hands or possession of any of the Lenders and/or the Agents, or the occurrence of any attachment of any other property of the Borrower, any Subsidiary or the Parent in an amount which, when aggregated with all other attachments against the Borrower and its Subsidiaries, exceeds $100,000, and which shall not be discharged or bonded within 30 days of the date of such attachment; or

     (n) For any reason, Johnson shall cease to perform his current executive and managerial duties with the Borrower or shall cease to be actively involved in the management and operation of the Borrower's business and Johnson is not replaced as set forth in SECTION 7.04;

     (o) For any reason, the Parent shall cease to be the beneficial and legal owner of less than all of the issued and outstanding capital stock of the Borrower;

     (p) For any reason, Johnson or his nominee shall cease to have all voting control, and to be the beneficial owner, of at least 5% of the issued and outstanding capital stock of the Parent, provided that the foregoing shall not prevent transfers of equity interests in the Parent by Johnson to minor members of his family or to trusts for his benefit or for the benefit of members of his family, provided that he retains sole voting control thereof; or

     (q) The occurrence of any event or condition described in paragraph (j) or
(k) of this ARTICLE VIII with respect to any Surety or any partnership of which any Surety is a general partner; or

     (r) For any reason, any Collateral Document shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any material security interest or material lien granted pursuant thereto shall fail to be perfected, or any party thereto other than the Lenders shall contest the validity of any material lien granted under, or shall disaffirm its obligations under, any Collateral Document; or

     (s) Any Equity Holder shall pledge or otherwise encumber 50% or greater of such Person's equity interest in the Parent or shall cease to own at least 50% of the capital stock of the Parent held by such Person as at the Closing Date as set forth on SCHEDULE 4.07 and as adjusted from time to time for stock splits, stock dividends and the like, provided that upon an initial public offering of the capital stock of the Borrower or the Parent equal to or in excess of $10,000,000, this subparagraph (s) shall be deemed inapplicable and shall be without legal effect;

     (t) Default by the Borrower, any Subsidiary or the Parent under any note, debenture, instrument, charter or partnership term or other document issued, executed or made by such Person which remains unwaived or uncured beyond the expiration of any applicable grace period and not otherwise contested in good faith by such Person and which would result in a Material Adverse Effect;

     (u) Termination of the Material Lease for any reason whatsoever without the prior written consent of the Required Lenders, which shall not be unreasonably withheld or delayed, or expiration of the Material Lease, if the same is which is not renewed or replaced on terms and conditions reasonably satisfactory to the Required Lenders; or

     (v) FOR ANY REASON, ON THE EARLIER OF (I) APRIL 30, 1997 OR (II) THAT DATE OCCURRING 30 DAYS AFTER THE FIRST DATE ON WHICH THE AGGREGATE OUTSTANDING ADVANCES HEREUNDER EXCEED $46,000,000, THE BORROWER FAILS TO DELIVER TO THE LENDERS A PLAN REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE LENDERS SETTING FORTH IN DETAIL (INCLUDING PRO FORMA FINANCIAL PROJECTIONS) THE MANNER IN WHICH THE BORROWER WILL REPAY OR REFINANCE ITS INDEBTEDNESS TO THE LENDERS PRIOR TO THE EXPIRATION DATE (THE "REPAYMENT PLAN");

then upon such Event of Default and thereafter during the continuance of such Event of Default, at the election of the Required Lenders, the aggregate Commitments shall terminate and the Notes and any and all other Indebtedness of the Borrower to the Lenders shall immediately become due and payable, both as to principal and interest, without presentment, demand, or protest, all of which are hereby expressly waived, anything contained herein or in the Notes or other evidence of such indebtedness to the contrary notwithstanding except in the case of an Event of Default under paragraph (j) or (k) of this ARTICLE VIII, in which event such Indebtedness shall automatically become due and payable. In the event of an acceleration of the Borrower's Indebtedness hereunder as a result of the filing of an Involuntary Petition as specified in paragraph (k) of this ARTICLE VIII, such acceleration shall be rescinded, and the Borrower's rights hereunder reinstated as if no Event of Default had occurred, if, within 60 days following the filing of such Involuntary Petition, such Involuntary Petition shall have been dismissed, and there shall exist no other Event of Default under this Agreement.

IX.  REMEDIES ON DEFAULT, ETC.

     (A) LENDERS' RIGHTS. In case any one or more Events of Default shall occur, the Administrative Agent, as instructed by the Required Lenders pursuant to the terms of ARTICLE X, may proceed to protect and enforce the Lenders' rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Agreement, any Collateral Document or the Notes, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law.

     (B) CONSENT TO APPOINTMENT OF RECEIVER. Upon the condition that at least thirty (30) days shall have elapsed following the initial occurrence of an Event of Default arising under subparagraphs (b) or (c) of ARTICLE VIII and if any Lender shall have applied for the employment, or taking by possession by, a trustee, receiver, liquidator or other similar official, of the Borrower to hold or liquidate all or any substantial part of the properties or assets of the Borrower and its Subsidiaries, then, to the extent permitted by law, the Borrower (with all due authority on behalf of the Austin Subsidiary) hereby consents to such appointment and agrees to execute and deliver any and all documents requested by the Lenders relating to the appointment of such trustee, receiver, liquidator or other similar official (whether by joining in a petition for the voluntary appointment of such an official, by entering no contest to a petition for the appointment of such an official or otherwise, as appropriate under applicable law).

     (C) RIGHTS NON-EXCLUSIVE. No right conferred upon the Lenders hereby or by the Notes or any Collateral Document (whether directly or upon the Administrative Agent) shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

X. THE AGENTS.

     SECTION 10.01. APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby appoints and authorizes Canadian Imperial-New York to act as its agent hereunder and under the other Transaction Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Each Lender also appoints the Co-Agent to act as its agent under the Leasehold Mortgage solely for the purpose of preserving and enforcing the Lender's rights and remedies with respect to the Material Lease, all at the direction of the Administrative Agent (which directions shall at all times be consistent with the Administrative Agent's obligations under this Agreement) or, absent such direction, the Required Lenders. The Administrative Agent and the Co-Agent (each of such terms, as used herein, being deemed to include reference to such Agent's affiliates and its own and its affiliates' officers, directors, employees and agents):

           (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Transaction Documents, and shall not by reason of this Agreement or any other Transaction Documents be a trustee for any Lender;

           (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Transaction Document, or in any certificate or other document referred to or provided for in, or received by any of them under this Agreement or any other Transaction Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Transaction Document or any other documents referred to or provided for herein or therein or for any failure by the Borrower or any other Person (other than the Administrative Agent, with respect to its duties in such capacity, or the Co-Agent, with respect to its duties hereunder) to perform any of its obligations hereunder or thereunder;

           (c) shall not, except to the extent expressly instructed by the Required Lenders with respect to collateral security under (i) the Collateral Documents, with respect to the Administrative Agent, or (ii) the Leasehold Mortgage, with respect to the Co-Agent, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Transaction Document; and

           (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under (i) any Transaction Document, with respect to the Administrative Agent, or (ii) the Leasehold Mortgage, with respect to the Co-Agent, or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

The Administrative Agent and the Co-Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith..

     SECTION 10.02. RELIANCE BY AGENTS. Each Agent shall be entitled to rely upon any certificate, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram, facsimile or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by this Agreement or any other Transaction Document, either Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstances, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. As to any matters requiring the consent of, or other instructions of, any of the Lenders under this Agreement, any Lender failing to respond to a request by either Agent for such consent or other instructions with five (5) Business Days will be deemed to have concurred with the actions taken by the Required Lenders.

     SECTION 10.03. EVENTS OF DEFAULTS. Neither Agent shall be deemed to have knowledge or notice of the occurrence of an Event of Default unless such Agent has received notice from a Lender or the Borrower specifying such Event of Default and stating that such notice is a "Notice of Event of Default." In the event that the Administrative Agent receives such a notice of the occurrence of an Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders and the Co-Agent. (a) The Administrative Agent shall (subject to SECTION 10.07) take such action with respect to such Event of Default as shall be directed by the Required Lenders and (b) the Co-Agent shall (subject TO SECTION 10.07) take such action under the Leasehold Mortgage with respect to such Event of Default as shall be directed by the Administrative Agent (in a manner which is consistent with the performance of its obligations as Administrative Agent under the Collateral Documents and has, to the extent necessary or appropriate, been authorized by the Required Lenders or all of the Lenders) or, absent such direction, the Required Lenders; provided, in each case, that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all of the Lenders.

     SECTION 10.04. RIGHTS AS A LENDER. With respect to its Commitment and the Revolving Loans made by it, (a) CIBC in its capacity as an Affiliate of Canadian Imperial-New York and (b) SunTrust, as Co-Agent, shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not (i) an Affiliate of the Administrative Agent, in the case of CIBC, or (ii) a Lender, in the case of SunTrust. Each of (x) Canadian Imperial-New York (and any successor acting as Administrative Agent) and its Affiliates, including CIBC, and (y) SunTrust (and any successor acting as Co-Agent), may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as an Agent, and Canadian Imperial-New York (and any successor acting as Administrative Agent), SunTrust and their respective Affiliates, including CIBC, may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     SECTION 10.05. INDEMNIFICATION. The Lenders agree to indemnify the Agents, pro rata in accordance with SECTION 1.14, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against either Agent (including by any Lender) arising out of or by reason of any investigation in any way relating to or arising out of this Agreement or any other Transaction Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under SECTION 13.02 hereof, but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

     SECTION 10.06. NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Transaction Document. The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower of this Agreement or any of the other Transaction Documents or any other documents referred to or provided for herein or therein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agents hereunder or under the Collateral Documents, neither Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) that may come into the possession of such Agent or any of its Affiliates.

     SECTION 10.07. FAILURE TO ACT. Except for action expressly required of the Agents hereunder and under the other Transaction Documents, (a) each of the Agents shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under
SECTION 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action and
(b) the Co-Agent shall in all cases be fully justified in failing or refusing to act under the Leasehold Mortgage unless it shall receive assurances to its satisfaction from the Administrative Agent that the directions it has received from the Administrative Agent are in full compliance with the Administrative Agent's duties and obligations under this Agreement and have, to the extent required or appropriate, been authorized by the Required Lenders or all of the Lenders, as the case may be.

     SECTION 10.08. RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, each of the Agents may resign at any time by giving notice thereof to the Lenders. Upon any such resignation, the Required Lenders shall have the right (after consultation with the Borrower) to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent that shall be a bank with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent or Co-Agent hereunder by a successor Agent, such successor Administrative Agent or Co-Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Co-Agent, and the retiring Administrative Agent or Co-Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this ARTICLE X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

     SECTION 10.09. CONSENTS UNDER OTHER TRANSACTION DOCUMENTS. Each Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under (a) any of the Transaction Documents, in the case of the Administrative Agent, or (b) the Leasehold Mortgage, or the case of the Co-Agent, provided that, without the prior consent of each Lender, neither Agent shall (except in connection with permitted sales of assets and as otherwise provided herein or in the Collateral Documents) release any collateral or otherwise terminate any Lien under any Collateral Document providing for collateral security, agree to additional obligations being secured by such collateral security (unless permitted by the terms of this Agreement), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Collateral Documents or release any guarantor under any Collateral Document from its guarantee obligations thereunder.

     SECTION 10.10. THE CO-AGENT. Except as expressly provided in SECTION 10 or otherwise herein, the Co-Agent shall not have any rights or obligations under this Agreement or any of the other Transaction Documents except in its capacity as a Lender hereunder and thereunder. The provisions of this ARTICLE X which relate expressly to the Co-Agent shall be deemed to apply only to the performance of its obligations as agent for the Lenders under or in connection with the Leasehold Mortgage.

XI.  ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS; SEPARATE ACTIONS BY THE
     LENDERS.

     (a) This Agreement (including the Schedules hereto) constitutes the entire agreement of the parties herein and supersedes any and all prior agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or of the Notes or any of the Collateral Documents, nor consent to the departure by the Borrower therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as hereafter provided, the consent of the Required Lenders shall be sufficient and required (i) to amend, with the consent of the Borrower, any term of this Agreement, the Notes or the Collateral Documents or to waive the observance of any such term (either generally or in a particular instance or either retroactively or prospectively); (ii) to take or refrain from taking any action permitted under this Agreement, the Notes, the Collateral Documents or applicable law, including, without limitation, (A) the acceleration of the payment of the Notes, (B) the termination of the Commitments, (C) the exercise of the Administrative Agent's and the Lenders' remedies hereunder and under the Collateral Documents and (D) the giving of any approvals, consents, directions or instructions required under this Agreement or the Collateral Documents; provided that no such amendment, waiver or consent shall, without the prior written consent of all of the Lenders or the holders of all of the Notes at the time outstanding, (1) extend the fixed maturity or reduce the principal amount of, or reduce the amount or extend the time of payment of any principal of, or interest on, any Note or any fees payable under this Agreement, (2) increase or extend any Lender's Commitment or extend the Expiration Date (it being understood that waivers or modifications of conditions precedent, covenants, defaults or Events of Default shall not constitute any such increase or extension), (3) release any guaranties or any Collateral, unless such release of Collateral is in connection with a sale of Collateral permitted under
SECTION 7.03 or to which the Required Lenders have consented and substantially all of the net proceeds of such sale are used to repay the Borrower's indebtedness to the Lenders hereunder or otherwise used in a manner permitted hereunder, (4) change the percentage referred to in the definition of "Required Lenders" contained in ARTICLE XIII, or (5) amend the provisions of this ARTICLE XI; and provided, further, that neither notice to, nor the consent of, the Borrowers shall be required for any modification, amendment or waiver of the provisions of this ARTICLE XI governing the number of Lenders required to consent to any act or omission under the Transaction Documents or the definition of "Required Lenders".

     (b) Any amendment or waiver effected in accordance with this ARTICLE XI shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Borrower. The Lenders' failure to insist (directly or through the Administrative Agent) upon the strict performance of any term, condition or other provision of this Agreement, any Note, or any of the Collateral Documents, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by the Lenders of any such term, condition or other provision or default or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term condition or other provision or of any such default or Event of Default shall not affect or alter this Agreement, any Note or any of the Collateral Documents, and each and every term, condition and other provision of this Agreement, the Notes and the Collateral Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent default or Event of Default in connection therewith. An Event of Default hereunder and a default under any Note or under any of the Collateral Documents shall be deemed to be continuing unless and until waived in writing all of the Lenders, as provided in paragraph (a) above.

XII.  BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

     (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Agents and their respective successors and assigns, and all subsequent holders of any of the Notes or any portion hereof.

     (b) Each Lender may assign its rights and interests under this Agreement, the Notes and the Collateral Documents and/or delegate its obligations hereunder and thereunder, in whole or in part, and sell participations in the Notes and the Collateral Documents as security therefor, provided as follows:

         (i) Any such assignment made other than to a separately organized branch, or an Affiliate of, a Lender (A) shall reflect an assignment of such assigning Lender's Note and Commitment which is in an aggregate principal amount of at least $5,000,000, and if greater, shall be an integral multiple of $1,000,000 and (B) unless such assignment occurs during the continuance of an Event of Default, shall require the approval of each of the Agents and the Borrower, which approval shall not be unreasonably withheld or delayed.

         (ii) Notwithstanding any provision of this Agreement to the contrary, each Lender may at any time assign all or any portion of its rights under this Agreement and each of the other Transaction Documents, including, without limitation, the Notes held by such Lender to any Federal Reserve Bank (or equivalent thereof in the case of Lenders chartered outside of the United States); provided that no such assignment shall release a Lender from any of its obligations and liabilities under the Transaction Documents. Any Federal Reserve Bank (or equivalent thereof) which receives such an assignment from any Lender may make further assignments of such rights in accordance with the provisions of this Section.

         (iii) Any assignments and/or delegations made hereunder shall be pursuant to an instrument of assignment and acceptance (the "Assignment and Acceptance") substantially in the form of SCHEDULE 12(B)(III) and the parties to each such assignment shall execute and deliver to the Agent for its acceptance the Assignment and Acceptance together with any Note or Notes subject thereto. Upon such execution and delivery, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall become a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (B) the assigning Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement as to that portion of its obligation being so assigned and delegated. The Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of the assignee as a Lender and the resulting adjustment of Commitments arising from the purchase by and delegation to such assignee of all or a portion of the rights and obligations of such assigning Lender under this Agreement.

         (iv) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee together with the Note subject to such assignment and payment by the Assignee to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall accept such Assignment and Acceptance. Promptly upon delivering such Assignment and Acceptance to the Agent, the Assigning Lender shall give notice thereof to the Borrower and all of the Lenders pursuant to a Notice of Assignment and Acceptance substantially in the form of SCHEDULE 12(B)(IV). Within five (5) Business Days after receipt of such notice, the Borrower shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note payable to the order of such assignee in an amount equal to the portion of the Commitments assumed by such assignee pursuant to such Assignment and Acceptance and new Note payable to the order of the assigning Lender in an amount equal to the portion of the Commitment retained by it hereunder. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form provided in SECTION 1.02. Canceled Notes shall be returned to the Borrower upon the execution and delivery of such new Notes.

         (v) Each Lender may sell participations in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Note held by it); provided, however, that, (A) the selling Lender shall remain obligated under this Agreement to the extent as it would if it had not sold such participation,
    (B) the selling Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the participant shall have no rights to approve any action or inaction by the selling Lender under the terms of its participation, other than any such action or inaction which would require the unanimous vote of all of the Lenders under paragraph (a) of ARTICLE XI, (D) all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation and no participant shall be entitled to receive any greater amount pursuant to this Agreement than the selling Lender would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such participant had no such transfer occurred, and (E) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement.

         (vi) The Borrower may not assign any of their rights or delegate any of their duties or obligations hereunder.

         (vii) Any Lender may, in connection with any assignment or participation pursuant to this Section, disclose to the assignee or participant any information relating to the Borrower, the Parent and the Subsidiaries furnished to such Lender by or on behalf of the Borrower and such assignee or participant shall treat such information as confidential.

XIII.  DEFINITIONS

     As used herein the following terms have the following respective meanings:

     ACCOUNTANTS.  See SECTION 6.06.

     ACQUISITION.  See SECTION 1.01(D).

     ACQUISITION ADVANCES.  See SECTION 1.01.

     ACQUISITION EXPENSES RESTORATION AMOUNT. All salaries, benefits and other direct expenses for the three-month period immediately preceding the date of the determination thereof which are attributable to employees of the Borrower whose principal function is to identify and effect the Acquisition of any Security Alarm Services Business, provided that (i) the aggregate amount of such expenses shall not exceed $50,000 for any such three-month period; and
(ii) none of the expenses includable in such calculation shall have been accounted for by the Borrower as a Capital Expenditure.

     ADJUSTED NET OPERATING INCOME. For any three-month period, Net Operating Income for such period plus the Safe Choice Expenses Restoration Amount, the Acquisition Expenses Restoration Amount and Pro Forma Acquired Net Operating Income for such period, excluding for the purposes of such calculation any gain or loss realized by the Borrower for such period on its equity investment in CSI.

     ADMINISTRATIVE AGENT.  See the Preamble.

     ADVANCE(S).  See SECTION 1.01.

     AFFILIATE(S). Any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Borrower and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control", including, its correlative meanings, "controlled by" and "under common control with", shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership or securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having five (5%) or more of the voting power for the election of directors or other governing body of a corporation or five percent (5%) or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Borrower or any Subsidiary.

     AGENTS.  See the Preamble.

     AGGREGATE PURCHASE PRICES. The aggregate of all Purchase Prices for all Acquisitions from the Closing Date to the date of the calculation thereof.

     ANNUALIZED ADJUSTED NET OPERATING INCOME. For any three month period, Adjusted Net Operating Income for such period multiplied by four (4).

     AUSTIN SUBSIDIARY.  See the Recitals.

     BASE RATE. As of any date, the fluctuating interest rate per annum equal to the greater of (a) the rate established by Canadian Imperial Bank of Commerce from time to time at its office in New York City as its "Base Rate" for commercial loans in United States Dollars, and (b) the Federal Funds Rate plus 1.00%; in each case, including any applicable adjustments for reserves or Federal Deposit Insurance Corporation requirements. The Base Rate is not necessarily intended to be the lowest rate of interest determined by Canadian Imperial Bank of Commerce in connection with extensions of credit.

     BASE RATE LOANS. Loans bearing interest at a rate determined on the basis of the Base Rate.

     BORROWER.  See the Preamble.

     BORROWING DATE.  See SECTION 3.02.

     BUDGET.  See SECTION 6.06.

     BUSINESS DAY. (a) For all purposes other than as provided in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are open for the transaction of a substantial part of their commercial banking business; and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day that is a Business Day described in clause
(a) and that is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank market.

     CANADIAN IMPERIAL-NEW YORK.  See the Preamble.

     CAPITAL EXPENDITURE. Any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property, or equipment which, in accordance with GAAP, would be added as a debit to the fixed asset account of the entity making such expenditure, including without limitation amounts paid or payable for labor or under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder would be required by GAAP to be capitalized and shown as liabilities on the balance sheet of such lessee or obligor, excluding, however, any capital assets acquired pursuant to a Permitted Acquisition.

     CAPITAL LEASE. Any lease of property (real, personal or mixed) which, in accordance with generally accepted accounting principles, would be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder if not so capitalized should be disclosed in a note to such balance sheet.

     CIBC.  See the Preamble.

     CLOSING.  See SECTION 3.01.

     CLOSING COSTS. For any period, nonrecurring out-of-pocket expenses, including attorneys' fees, investment banking fees and the Facility Fees, accrued by the Borrower during such period in connection with the closing of the transactions under this Agreement and the closing of Permitted Acquisitions.

     CLOSING DATE.  See SECTION 3.01.

     CO-AGENT.  See the Preamble.

     COBRA.  See SECTION 4.15.

     CODE.  See SECTION 4.15.

     COLLATERAL. Collectively, any and all collateral referred to herein and in the Collateral Documents.

     COLLATERAL DOCUMENT(S).  See SECTION 2.01.

     COMMITMENT(S).  See SECTION 1.01.

     COMMITMENT FEE.  See SECTION 1.08.

     CSI.  Centennial Security, Inc., a Delaware corporation.

     DEALER PROGRAM PURCHASE. Any purchase of installed accounts by the Borrower, provided that (a) the maximum purchase price therefor shall not exceed 30 multiplied by Recurring Monthly Revenue attributable to any such accounts for the most recently ended month for which financial information is available, (b) such purchase is effected in compliance with standards for the "Dealer Program" established by the Borrower's management and governing credit scoring, price, holdback and discount limitations, equipment purchases, regulatory compliance and other relevant factors, and (c) the aggregate amount paid in connection with all Dealer Program Purchases shall not exceed (i) a cumulative amount for the period commencing on April 1, 1996 and ending on the last day of any month of $350,000 multiplied by the number of months completed during such period or (ii) $500,000 in any month.

     ENVIRONMENTAL EVENT.  See SECTION 4.22.

     ENVIRONMENTAL LAWS. Any and all present and future Federal, state and local laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to the emissions, discharges, releases or threatened releases or pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment.

     EQUITY HOLDER(S).  The holders of capital stock of the Parent set forth on
SCHEDULE 4.07.

     ERISA. Employee Retirement Income and Security Act of 1974, as from time to time amended.

     EVENT OF DEFAULT.  See ARTICLE VIII .

     EXPIRATION DATE.  See SECTION 1.01.

     FACILITY FEES.  See SECTION 1.08.

     FEDERAL FUNDS RATE. For any period, a fluctuating interest rate per annum (based on a 365 or 366 day year, as the case may be) equal for each day during such period to the average of the rates of interest charged on overnight federal funds transactions with member banks of the Federal Reserve System only, as published for any day which is a Business Day by the Federal Reserve Bank of New York (or, in the absence of such publication, as reasonably determined by the Agent).

     FEE LETTERS. The letter agreements dated as of the date of this Agreement between the Borrower and (a) SunTrust and (b) CIBC and the Administrative Agent with respect to the payment of facility fees.

     FEES.  See SECTION 1.08.

     FINANCIAL OFFICER. The chief executive officer or the chief financial officer of the Borrower.

     FINANCIAL STATEMENTS.  See SECTION 4.16.

     FINANCING FEE.  See SECTION 1.08.

     GAAP.  Generally accepted accounting principles consistently applied.

     GOVERNMENTAL AUTHORITY. Any nation or government, any state or other political subdivision thereof and any entity exercising any executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

     HAZARDOUS MATERIAL. Collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation and transformers or other equipment that contain polychlorinated byphinals ("PCBs"); (b) any chemical or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law; and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

     INDEBTEDNESS OR INDEBTEDNESS. As applied to any person, (a) all items (except items of capital stock, partnership interests, capital and capital accounts or paid-in surplus or of retained earnings or prepaid items or deposits) which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet of such person as at the date as of which Indebtedness is to be determined, including any lease which in accordance with GAAP consistently applied would constitute indebtedness, (b) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such person is subject, whether or not the indebtedness secured thereby shall have been assumed, and (c) all indebtedness of others which such person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such person has agreed to supply or advance funds (whether by way of loan, stock or equity purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

     INVOLUNTARY PETITION.  See ARTICLE VIII.

     INSOLVENT. With respect to any Person, that any of the following is true and correct: (a) the fair market value of the Person's assets is not in excess of the total amount of the Person's liabilities (such liabilities determined in accordance with GAAP); (b) the Person owns property having a value, at fair valuation or at present fair salable value, less than the amount of the Person's liabilities (including all "claims" as defined in the U.S. Bankruptcy
Code) or (c) the Person is unable to pay his or its debts as they mature. For purposes of determining whether the Borrower is Insolvent under clause (b) or (c) of the preceding sentence, the Indebtedness of the Borrower to the Lenders shall be deemed not to exceed the amount of proceeds of any Loans to be used by or for the benefit of the Borrower as represented in a Request for Advances.

     INTERCAP ACQUISITION.  See the Recitals.

     INTEREST EXPENSE. For any period, the aggregate amount (determined on a consolidated basis in accordance with GAAP) of interest accrued (whether or not paid) during such period by the Borrower and its Subsidiaries in respect of all Indebtedness for borrowed money.

     INTEREST PERIOD. With respect to each LIBOR Loan, the period commencing on the date such Loan is made or converted from a Base Rate Loan, or the last day of the immediately preceding Interest Period, as to LIBOR Loans being continued as such, and ending one (1), two (2), three (3) or six (6) months thereafter as the Borrower may elect in the applicable Request for Advances or Interest Rate Option Notice, provided that:

         (i) any Interest Period (other than an Interest Period determined pursuant to clause (iv) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

         (ii) if the Borrower shall fail to give notice as provided in clauses
    (i) and (ii) of SECTION 1.04(B), the Borrower shall be deemed to have requested a conversion of the affected LIBOR Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

         (iii) any Interest Period relating to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iv) below, end on the last Business Day of a calendar month;

         (iv) any Interest Period related to a LIBOR Loan that would otherwise end after the final maturity date of the Loans shall end on such final maturity date;

         (v) no Interest Period shall include a principal repayment date for the Loans unless an aggregate principal amount of Loans at least equal to the principal amount due on such principal repayment date shall be Base Rate Loans or LIBOR Loans having Interest Periods ending on or before such date; and

         (vi) notwithstanding clauses (iv) and (v) above, no Interest Period shall have a duration of less than one (1) month.

     INTEREST RATE OPTION NOTICE. A notice given by the Borrower to the Administrative Agent of the Borrower's election to convert Loans to a different type or continue Loans as the same type, in accordance with SECTION 1.04(B).

     INVOLUNTARY PETITION.  See ARTICLE VIII.

     ISSUING BANK. Canadian Imperial Bank of Commerce, an Affiliate of the Administrative Agent and CIBC.

     JOHNSON.  Terry W. Johnson.

     LEASE(S). Any lease or other periodic payment arrangement for the use of property (real, personal or mixed).

     LEASED PROPERTIES.  See SECTION 4.04.

     LEASEHOLD MORTGAGE. The Leasehold Mortgage dated as of March 28, 1996 granted by the Borrower to the Co-Agent, as agent for the Lenders, with respect to the Borrower's interest in the Material Lease, as amended, restated, replaced, renewed, supplemented or otherwise modified from time to time.

     LENDER(S).  See the Preamble.

     LETTER OF CREDIT.  See SECTION 1.18.

     LETTER OF CREDIT DISBURSEMENT.  See SECTION 1.18.

     LETTER OF CREDIT DOCUMENTS.  See SECTION 1.18.

     LETTER OF CREDIT FEE.  See SECTION 1.18.

     LENDERS.  See the PREAMBLE.

     LIBOR BASE RATE. With respect to each day during each Interest Period pertaining to any LIBOR Loans, the interest rate per annum at which the Agent is offered deposits in U.S. Dollars at or about 11:00 A.M. (London Time), two
(2) Business Days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of its portion of the LIBOR Loans to be outstanding during such Interest Period.

     LIBOR LOANS. Loans bearing interest at a rate determined on the basis of the LIBOR Rate.

     LIBOR RATE. With respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/16th of 1%):

                              LIBOR Base Rate
                    1.00 - LIBOR Reserve Requirements

     LIBOR RESERVE REQUIREMENTS. For any day as applied to a LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System (or other Governmental Authority having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System; provided, however, that LIBOR Reserve Requirements shall be calculated without giving effect to any increase of the rate of reserve applicable to any Lender which is specifically imposed on such Lender under a memorandum of understanding with a Federal Reserve Bank.

     LICENSES.  See SECTION 4.08.

     LIEN. Any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether arising by agreement or by operation of law, including, but not limited to, any conditional sale or title retention arrangement and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

     LOANS.  See SECTION 1.01.

     MARGIN STOCK.  See SECTION 4.19.

     MATERIAL ADVERSE EFFECT. Any circumstance or event which, individually or in the aggregate with other such circumstances or events, (i) has had, or could reasonably be expected to have, an adverse effect on the validity or enforceability of this Agreement or the other Transaction Documents in any material respect, (ii) has had, or could reasonably be expected to have, an adverse effect on the condition (financial or other), business, results of operations, prospects or properties of the Borrower, the Parent or the Austin Subsidiary in any material respect or (iii) has impaired, or could reasonably be expected to impair, the ability of the Borrower, the Parent or the Austin Subsidiary to fulfill its obligations under this Agreement or any other Transaction Document to which it is a party in any material respect.

     MATERIAL LEASE.  See SECTION 3.01.

     MULTI-EMPLOYER PLAN. See SECTION 4.15.

     NET INCOME. For any period, the net income (or loss) of the Borrower and its Subsidiaries, excluding any extraordinary income (or loss) of the Borrower and its Subsidiaries for such period

(taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined on a consolidated basis in accordance with GAAP.

     NET OPERATING INCOME. For any fiscal period, Net Income for such period, plus (a) depreciation; (b) amortization; (c) federal and state taxes paid by the Borrower in respect of income and profits; and (d) Interest Expense, minus
(i) Parent Transfers and (ii) extraordinary gains; all determined on a consolidated basis in accordance with GAAP.

     NEW SAFE CHOICE INSTALLATIONS. For any period, security alarm services installations made by the Borrower and its Subsidiaries during such period for new customers of the Borrower's Safe Choice Program.

     NOTE(S).  See SECTION 1.02.

     OBLIGATIONS. The Loans and the other obligations of the Borrower and its Subsidiaries under this Agreement and the other Transaction Documents. including, without limitation, any and all future loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower and its Subsidiaries to the Lenders, of any kind or nature, whether or not evidenced by any note, mortgage or other instrument, whether arising by reason of an extension of credit, loan, guarantee, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" also includes, without limitation, all interest, charges, expenses, fees (including attorneys', accountants', appraisers', consultants' and other fees) and any other sum chargeable to the Borrower or any Subsidiary under this Agreement or any other agreement with the Lenders and/or the Agent.

     OPENING BALANCE SHEET.  See SECTION 4.17.

     PARENT.  See the Recitals.

     PARENT TRANSFERS.  See SECTION 5.04.

     PERMITTED ACQUISITION(S). An Acquisition by the Borrower which is in compliance with the following conditions:

     (a) in the case of the InterCap Acquisition, the Purchase Price shall not exceed $17,000,000, the terms and conditions of the transaction shall be satisfactory to the Lenders and the documentation therefor shall be satisfactory in form, scope and substance to the Lenders and their counsel;

     (b) in the case of the Secure America Acquisition, the Purchase Price shall not exceed $5,400,000, the terms and conditions of the transaction shall be satisfactory to the Lenders and the documentation therefor shall be satisfactory in form, scope and substance to the Lenders and their counsel;

     (c) all matters which are subject to the satisfaction of the Lenders shall be approved by (i) all of the Lenders in their sole and absolute discretion, if the Purchase Price of the applicable Acquisition exceeds $5,000,000, or (ii) by the Required Lenders, in their sole and absolute discretion, if the Purchase Price of the applicable Acquisition is greater than $2,000,000 but less than or equal to $5,000,000;

     (d) with respect to any Acquisition with a Purchase Price of $2,000,000 or less, the transaction shall not require the prior approval or written consent of the Lenders, provided that after giving effect to the proposed Acquisition,
(i) the aggregate of all Acquisition Advances from the Closing Date to the date of such proposed Acquisition does not exceed $25,000,000, and (ii) the outstanding principal amount of the Revolving Loans does not exceed $44,000,000;

     (e) with respect to all Acquisitions, the Borrower shall have delivered such agreements, documents, certificates and assurances (including, without limitation, subordination provisions satisfactory to the Lenders and their counsel with respect to Indebtedness of the Borrower to any Person other than the Lenders) which the Lenders may reasonably require and the Lenders shall have been granted a prior security interest in, and valid first lien on, all acquired assets; and

     (f) with respect to all Acquisitions, as at the date of such proposed Acquisition, there shall exist no event or condition which constitutes, or which after notice or lapse of time or both would constitute, an Event of Default.

     PERMITTED CAPITAL EXPENDITURES. Capital Expenditures (other than Safe Choice Capital Expenditures) permitted under SECTION 5.03.

     PERMITTED ENCUMBRANCES.  See SECTION 7.02.

     PERMITTED INVESTMENTS. (a) Investments in property to be used by the Borrower in the ordinary course of business; (b) current assets arising from the sale of goods and services in the ordinary course of business; (c) investments (of one year or less) in direct or guaranteed obligations of the United States, or any agency thereof; (d) investments (of 90 days or less) in certificates of deposit of the Agent or of national banks having capital, surplus and undivided profits in excess of $500,000,000; (e) investments (of 90 days or less) in commercial paper given the highest rating by Standard and Poor's Bond Rating Index or by Moody's Investor Service; (f) shares and certificates redeemable at any time without penalty and funds invested solely in market instruments placed through the Agent or banks within the United States having capital, surplus and undivided profits in excess of $500,000,000;
(g) short-term personal loans to employees and loans or advances to employees in the ordinary course of business for the payment of reasonable bona fide, properly documented business expenses to be incurred on behalf of the Borrower, provided that the aggregate outstanding amount of all of the foregoing shall not exceed $20,000 at any one time; (h) investments in publicly-held Security Alarm Services Businesses in the aggregate amount of not greater than $10,000 at any time; and (j) investments in CSI in aggregate amount not greater than $1,200,000 at any time.

     PERSON OR PERSON. Any individual, corporation, partnership, joint venture, business unit, trust or unincorporated organization or any government or any agency or political subdivision thereof.

     PRO-FORMA ACQUIRED NET OPERATING INCOME. For any three month period, the sum of all Acquired RMR Adjustments with respect to RMR Purchases effected during such period. As used herein, an "Acquired RMR Adjustment" shall mean the Recurring Monthly Revenue attributable to the related RMR Purchase multiplied by 1.5 multiplied by a fraction, (a) the numerator of which is the number of days in such three month period minus the number of days since such RMR Purchase and (b) the denominator of which is the number of days in such three month period.

     PROJECTIONS.  See SECTION 4.17.

     PURCHASE PRICE. As of the date of the determination thereof, as to any Acquisition, the sum of aggregate consideration thereof (including, without limitation, cash, Seller Debt, liabilities assumed, payments made and to be made to any Person under all employment, consulting and non-competition agreements and stock or other assets) all as determined in a manner consistent with GAAP, minus any amounts actually returned to the Borrower from any escrow arrangements in respect of such proposed Acquisition.

     QUALIFIED FINANCIAL INSTITUTION. A bank within the United States having capital, surplus and undivided profits in excess of $500,000,000.

     QUARTERLY DATE(S).  See SECTION 1.08.

     RECURRING MONTHLY REVENUE. At any time, with respect to any Person, that amount equal to:

(a) The total recurring regular amounts billable to customers of such Person (regardless of whether billed monthly or less frequently) for security monitoring services (excluding wholesale monitoring services, guard and armed guard response services and all other services not related to the Security Alarm Services Business) for the most recent one month period, the measure of which shall include only customers with respect to which:

      (i)  security alarm systems have been installed;

      (ii) there is a written service agreement governing the delivery of security monitoring services in full force and effect; and

     (iii) all amounts billed have been paid in full within 90 days of the initial billing date minus

(b) All monthly charges billable to customers (or if said charges are levied on any other than monthly basis, the amount derived by dividing the charge therefor by the number of months in the period for which the charge is made) for signal circuit telephone lines used to transmit alarm signals, antennae rental charges for radio frequency alarm systems, panel use, franchise and license fees, false alarm charges not rebillable to customers, and charges payable, by way of example, but not limitation, to municipalities or other institutions, law enforcement agencies for receiving, permitting the receipt of or responding to alarms applicable to said contracts, all calculated in a manner consistently applied.

     REGULATORY CHANGE. With respect to any Lender, any change after the date of this Agreement in any law, rule or regulation (including without limitation Regulation D) of the United States, any state or any other nation or political subdivision thereof, including without limitation the issuance of any final regulations or guidelines, or the adoption or making after the date of this Agreement of any interpretation, directive or request, applying to a class of banks in which such Lender is included under any such law, rule or regulation (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation thereof.

     REGULATION D. Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

     REPAYMENT PLAN.  See ARTICLE VIII.

     REQUEST FOR ADVANCES.  See SECTION 1.04.

     REQUIRED LENDERS. (a) Until there shall be more than two non-affiliated Lenders hereunder, all of the Lenders, and (b) thereafter, Lenders having at least sixty-six and two-thirds percent (66 2/3%) of the aggregate amount of the Commitments at such time (or if the aggregate Commitments shall have terminated, the aggregate amount of the Revolving Loans outstanding at such time).

     RESTRICTED ASSET(S). Any asset(s) of the Borrower or any Subsidiary of the Borrower which are subject to a Lien or other contractual restriction securing any obligations of the Borrower or any Subsidiary of the Borrower to any third party other than the Lenders.

     RESTRICTED ESCROW.  See SECTION 2.01(C).

     RESTRICTED PAYMENT. Any distribution or payment of cash or property, or both, directly or indirectly to any stockholder, officer or employee of the Borrower, the Parent or any of their respective Affiliates for any reason whatsoever, including, without limitation, salaries, debt repayment, consulting fees, bonuses, expense reimbursements and distributions and payments in respect of equity interests, provided that Restricted Payments shall not include reasonable compensation paid by the Borrower or its Subsidiaries to their respective officers and employees or by the Parent to officers and employees of the Parent or amounts paid to officers and employees of the Borrower, its Subsidiaries or the Parent for the reimbursement of reasonable, bona fide, properly documented business expense reimbursements.

     REVOLVING CREDIT PERIOD.  See SECTION 1.01.

     REVOLVING CREDIT NOTE(S).  See SECTION 1.02.

     REVOLVING LOAN(S).  See SECTION 1.01.

     RMR BORROWING CEILING.  See SECTION 1.01.

     RMR PURCHASE. Any acquisition of customer accounts under a Permitted Acquisition or a Dealer Program Purchase.

     SAFE CHOICE CAPITAL EXPENDITURES. For any month, the sum of (a) Capital Expenditures made during such month solely attributable to the Safe Choice Program; and (b) the Safe Choice Expenses Restoration Amount for such month.

     SAFE CHOICE COSTS. All costs and expenses of the Safe Choice Program from the Closing Date to the date of the calculation thereof.

     SAFE CHOICE EXCESS EXPENSES. For any period, that amount by which Safe Choice Marketing Expenses for such period exceeds all revenues derived from New Safe Choice Installations for such period.

     SAFE CHOICE EXPENSES RESTORATION AMOUNT. In each case calculated for the three-month period immediately preceding the date of the determination thereof, the lesser of: (a) Safe Choice Excess Expenses for such period; or (b) an amount equal to the product of the Safe Choice Multiple for such period multiplied by Safe Choice New RMR for such period minus Capital Expenditures made during such period solely attributable to the Safe Choice Program; or (c) $1,200,000.

     SAFE CHOICE MARKETING EXPENSES. For any period, the sum of (a) branch office sales commissions and related branch office sales expenses (including all advertising and telemarketing expenses) for such period attributable to the Safe Choice Program); and (b) central office sales expenses (including advertising and telemarketing expenses) for such period attributable to the Safe Choice Program, in each case calculated in a manner reasonably satisfactory to the Lenders.

     SAFE CHOICE MULTIPLE. From the Closing Date through June 30, 1996, the number 27 and thereafter, the number 25.

     SAFE CHOICE PROGRAM. The Borrower's economy residential security alarm sales, installation and services program, as more fully described in the Borrower's draft Financing Memorandum dated December 4, 1995, a true and complete copy of which has been delivered to the Lenders.

     SAFE CHOICE NEW RMR. For any period, Recurring Monthly Revenue of the Borrower for such period derived from New Safe Choice Installations made during such period.

     SECURE AMERICA ACQUISITION.  See the Recitals.

     SECURITY ALARM SERVICES BUSINESS. A Person engaged in the sale, installation and monitoring of, and the provision of maintenance services to, security alarm devices and equipment, excluding guard services or armed guard response services.

     SELLER DEBT. All indebtedness of the Borrower to any party other than the Lenders incurred in connection with any past or future Acquisition by the Borrower including, without limitation, financing provided by any seller, indebtedness relating to non-competition obligations of any party, or any deferred or contingent payment obligation whatsoever; excluding, however, any of such indebtedness which is secured in full by any Letter of Credit for so long as such Letter of Credit shall be outstanding for the account of the Borrower.

     SOLVENT. If used with respect to any Person, a Person as to which each of the following is true and correct: (a) the fair market value of the Person's assets is in excess of the total amount of the Person's liabilities (such liabilities determined in accordance with GAAP); (b) the Person owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount of the Person's liabilities (including all "claims" as defined in the U.S. Bankruptcy Code) and (c) the Person is able to pay his debts as they mature. For purposes of determining whether the Borrower is Solvent under clause (a) or (b) of the preceding sentence, the Indebtedness of the Borrower to the Lenders shall be deemed not to exceed the amount of proceeds of any Loans to be used by or for the benefit of the Borrower as represented in a Request for Advance.

     SONITROL.  Sonitrol Corporation, a Delaware corporation.

     SUBSIDIARY/SUBSIDIARIES. Any corporation, partnership or other entity (a) of which more than 50% of the outstanding equity securities (other than directors' qualifying shares) is at the time owned by the Borrower or by one or more Subsidiaries, (b) of which the Borrower is a general partner or (c) controlled by or under common control with the Borrower. As of the Closing Date the sole Subsidiary of the Borrower is the Austin Subsidiary and no other Subsidiaries are permitted.

     SUNTRUST.  See the Preamble.

     SURETY. Any person who is (or any part of whose assets are) at any time directly or contingently liable for all or any portion of the Borrower's obligations to the Lenders hereunder or under the Notes or the Collateral Documents, whether pursuant to a guaranty, an assumption agreement or a pledge agreement.

     TAX.  See SECTION 1.11.

     TOTAL DEBT. All Indebtedness of the Borrower and its Subsidiaries for borrowed money and Capital Leases, including (a) the face amount of any outstanding Letters of Credit and (b) any accrued Financing Fee.

     TOTAL DEBT SERVICE. For any period, the aggregate amount (determined in accordance with GAAP) of principal, premium, if any, and interest and commitment fees paid or required to be paid by the Borrower and its Subsidiaries during such period in respect of all Indebtedness for borrowed money and Capital Leases.

     TRANSACTION DOCUMENTS. Collectively, the Notes, the Collateral Documents and the Letter of Credit Documents.

XIV.  MISCELLANEOUS

     SECTION 14.01. SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lenders of the Loans and shall continue in full force and effect so long as any Note or amount is outstanding hereunder and unpaid, or any Lender has any obligation to advance funds to the Borrower hereunder.

     SECTION 14.02.  FEES AND EXPENSES; INDEMNITY; ETC.  The Borrower agree s
(a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, interpretation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and any other Transaction Documents and the consummation and administration of the transactions contemplated hereby, including without limitation the reasonable fees and disbursements of (i) counsel to the Administrative Agent, and (ii) either during the existence of an Event of Default or at the request of the Borrower, such agents of the Administrative Agent not regularly in its employ, and accountants, other auditing services, consultants and appraisers engaged by or on behalf of the Administrative Agent or by the Borrower at the request of the Administrative Agent (collectively, "Third Parties"); (b) to pay or reimburse the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any other Transaction Documents, including, without limitation, the reasonable fees and disbursements of (i) counsel to the Administrative Agent and (ii) during the existence of an Event of Default, Third Parties; (c) following the occurrence of an Event of Default hereunder, to pay or reimburse the Lenders for the reasonable fees and disbursements of counsel for the respective Lender reasonably engaged for the preservation or enforcement of such Lender's rights under this Agreement or any other Transaction Documents relating to such Event of Default; (d) to pay, indemnify, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any other Transaction Documents; and (e) to pay, indemnify, and hold each Lender and the Agents (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or any transaction contemplated by, any Transaction Document or the use or proposed use of the proceeds of the Loans or the refinancing or restructuring of the credit arrangement provided under this Agreement in the nature of a "work-out" or any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of the Borrower or any other party other than the Lenders or the Agents to any Transaction Document (all the foregoing in this clause (e), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to either Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of such Agent or such Lender or (ii) legal proceedings commenced against such Agent or such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder.

     SECTION 14.03. NOTICE. All notices, requests and other communications provided for herein and under the Collateral Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

     SECTION 14.04. GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     SECTION 14.05. CONSENT TO JURISDICTION, ETC. THE BORROWER, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS ARISING HEREUNDER OR UNDER THE NOTES OR THE COLLATERAL DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, THE BORROWER CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE BORROWER AT THE ADDRESS PROVIDED HEREIN. TO THE EXTENT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE,

ATTACHMENT PRIOR TO JUDGMENT ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS.

     SECTION 14.06. WAIVER OF JURY TRIAL. THE BORROWER HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE COLLATERAL DOCUMENTS OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH.

     SECTION 14.07. SEVERABILITY. Any provision of this Agreement, the Notes or any of the Collateral Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 14.08. SECTION HEADINGS, ETC. Any Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     SECTION 14.09. SEVERAL NATURE OF LENDERS' OBLIGATIONS. Notwithstanding anything in this Agreement, the Notes or any of the Collateral Documents to the contrary, all obligations of the Lenders hereunder shall be several and not joint in nature, and in the event any Lender fails to perform any of its obligations hereunder, the Borrower shall have no recourse against any other Lender(s) who has (have) performed its (their) obligations hereunder. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, subject to the provisions of ARTICLE XI, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     SECTION 14.10. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same Agreement.

     SECTION L4.11. KNOWLEDGE AND DISCOVERY. All references in this Agreement to "knowledge" of, or "discovery" by, the Borrower shall be deemed to include, without limitation, any such knowledge of, or discovery by, the Borrower or any executive officer of the Borrower.

     SECTION 14.12. AMENDMENT OF OTHER AGREEMENTS. All references in this Agreement to other documents and agreements to which the Lenders are not parties shall be deemed to refer to such documents and agreements as presently constituted or, as amended and modified as expressly permitted hereunder.

     SECTION 14.13. DISCLAIMER OF RELIANCE. The Borrower has not relied on any oral representations concerning any of the terms or conditions of the Loans, the Notes, this Agreement or any of the Collateral Documents in entering into the same. The Borrower acknowledges and agrees that none of the officers of either Agents or any Lender has made any representations that are inconsistent with the terms and provisions of this Agreement, the Notes and the Collateral Documents, and neither the Borrower nor any of its Affiliates has relied on any oral promises or representations in connection therewith.

     SECTION 14.14. ENVIRONMENTAL INDEMNIFICATION. Without limiting the generality of SECTION 14.02, in consideration of the execution and delivery of this Agreement by the Lenders and the making of the Loans, the Borrower hereby indemnifies, exonerates and holds the Lenders and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

     (a) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by the Borrower of any Hazardous Material; or

     (b) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expense or claims asserted or arising under any Environmental Requirement), regardless of whether caused by, or within the control of, the Borrower; except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's negligence or misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Notwithstanding anything to the contrary herein contained, the obligations and liabilities under this Section shall survive and continue in full force and effect and shall not be terminated, discharged or released in whole or in part irrespective of whether all the Loans and the Indebtedness hereunder or otherwise to the Lenders have been paid in full or the Commitments have been terminated and irrespective of any foreclosure of any mortgage, deed of trust or collateral assignment on any real property or acceptance by any Lender of a deed or assignment in lieu of foreclosure.

     IN WITNESS WHEREOF, the Agents, the Lenders and the Borrower have caused this Agreement to be duly executed by their duly authorized representatives, as a sealed instrument, all as of the day and year first above written.

                         BORROWER:

                         MASADA SECURITY, INC.


                         By: /s/ David P. Tomick
                             -------------------------------
                             David P. Tomick, Vice-President



                         Address for Notices to the Borrower:

                         Masada Security, Inc.
                         950 North 22nd Street, Suite 800
                         Birmingham, Alabama 35203
                         Attention: David P. Tomick, Chief Financial Officer Telecopy No.: (800) 531-3293

                         With a copy to:

                         Burr & Forman
                         Suite 3100, Southtrust Tower
                         420 North Twentieth Street
                         Birmingham, Alabama 35203
                         Attention: David D. Dowd, III, Esq.
                         Telecopy No.: (205) 458-5100

                              LENDER:


COMMITMENT: $35,000,000       CIBC INC.


                              By: /s/ Martin W. Friedman
                                  -------------------------------------
                                  Martin W. Friedman, Managing Director

                              Address for Notices to CIBC Inc.:

                              CIBC Inc.
                              425 Lexington Avenue
                              New York, New York 10017
                              Telecopy: (212) 856-3558
                              Attention: Martin W. Friedman, Managing Director


                              with a copy to :

                              Elizabeth H. Munnell, Esq.
                              Edwards & Angell
                              101 Federal Street
                              Boston, Massachusetts 02110
                              Telecopy No.: (617) 439-4170

                            LENDER AND CO-AGENT:
                            -------------------

COMMITMENT: $15,000,000     SUNTRUST BANK, CENTRAL
                               FLORIDA, N.A.


                            By: /s/ Christopher Aguilar
                               ---------------------------------
                               Title: First Vice President
                                     ---------------------------
                            Address for Notices to SunTrust:

                            SunTrust Bank, Central Florida, N.A.
                            200 South Orange Avenue
                            Orlando, Florida 32820
                            Telecopy: (407) 237-4076
                            Attention: Christopher Aguilar, Vice President

                            ADMINISTRATIVE AGENT:


                            CANADIAN IMPERIAL BANK OF
                            COMMERCE, NEW YORK AGENCY


                            By: /s/ Martin W. Friedman
                               ----------------------------------------
                               Martin W. Friedman, Authorized Signatory

                            Address for Notices to the Administrative Agent.:

                            Canadian Imperial Bank of Commerce,
                             New York Agency.
                            425 Lexington Avenue,
                            New York, New York 10017
                            Telecopy: (212) 856-3558
                            Attention: Martin W. Friedman


                            with a copy to :

                            Elizabeth H. Munnell, Esq.
                            Edwards & Angell
                            101 Federal Street
                            Boston, Massachusetts 02110
                            Telecopy No.: (617) 439-4170

                          JOINDER TO CREDIT AGREEMENT



     The undersigned, Canadian Imperial Bank of Commerce, hereby joins in the execution of the Credit Agreement dated as of March 28, 1996 among the Lenders named therein, Masada Security, Inc., Canadian Imperial Bank of Commerce, New York Agency, as Administrative Agent for the Lenders, and SunTrust Bank, Central Florida, N.A., as Co-Agent for the Lenders for the purpose of evidencing its assumption of, and agreement to be bound by, the provisions of
SECTION 18. thereof as the "Issuing Bank" thereunder, all as of March 28, 1996.


                                 CANADIAN IMPERIAL BANK
                                   OF COMMERCE


                                 By: /s/ Martin W. Friedman
                                     ----------------------------------------
                                     Martin W. Friedman, Authorized Signatory

                                 Address for Notices to the Issuing Bank.:

                                 Canadian Imperial Bank of Commerce
                                 425 Lexington Avenue,
                                 New York, New York 10017
                                 Telecopy: (212) 856-3558
                                 Attention: Martin W. Friedman


                                 with a copy to :

                                 Elizabeth H. Munnell, Esq.
                                 Edwards & Angell
                                 101 Federal Street
                                 Boston, Massachusetts 02110
                                 Telecopy No.: (617) 439-4170

                        INDEX OF EXHIBITS AND SCHEDULES



 Schedule 1.01(a)  Allocation of Commitments
 Schedule 1.02(a)  Form of Revolving Credit Note Issued to CIBC
 Schedule 1.02(b)  Form of Revolving Credit Note to SunTrust
 Schedule 1.04(a)  Form of Request for Advances
 Schedule 1.04(d)  Form of Interest Rate Option Notice
 Schedule 3.01(f)  Form of Solvency Certificate
 Schedule 3.01(g)  Results of Searches
 Schedule 3.01(h)  Prior Indebtedness
 Schedule 3.01(j)  Opening Balance Sheet
 Schedule 4.03     Principal Address(es) of the Borrower and Austin Subsidiary
 Schedule 4.04     Real Estate
 Schedule 4.05     Leased Properties
 Schedule 4.06     Interests in Other Businesses/Acquisitions
 Schedule 4.07     Ownership of Borrower, Parent and Austin Subsidiary
 Schedule 4.08     Licenses
 Schedule 4.10     Liens and Permitted Encumbrances
 Schedule 4.11     Material Agreements
 Schedule 4.12     Insurance Policies
 Schedule 4.13     Litigation
 Schedule 4.16     Financial Statements
 Schedule 4.17     Projections
 Schedule 4.25     Consents
 Schedule 6.06(c)  Form of Branch Income Statement
 Schedule 6.06(d)  Form of Compliance Certificate
 Schedule 7.01     Existing Letter of Credit
 Schedule 7.02     Liens and Encumbrances
 Schedule 7.14     Existing Branch Operations